                                 EXHIBIT 4(a)
                                 ------------

        The Progressive Retirement Security Program (1999 Amendment and Restatement), as further amended on August 1, 1999

                 THE PROGRESSIVE RETIREMENT SECURITY PROGRAM
                 -------------------------------------------

                       (1999 Amendment and Restatement)


                                                     TABLE OF CONTENTS
                                                     -----------------

      PAGE

                                                                                                                     NO
                                                                                                                     ----
                                                         ARTICLE 1
                                                         ---------
                                                       INTRODUCTION
                                                       ------------

1.1      NAME OF PLAN                                                                                                     1
1.2      EFFECTIVE DATE                                                                                                   1
1.3      TYPE AND PURPOSE OF PLAN                                                                                         1

                                                         ARTICLE 2
                                                        DEFINITIONS
                                                        -----------

2.1      ACCOUNT                                                                                                          1
2.2      ACTIVE LTSP PARTICIPANT                                                                                          1
2.3      ACTIVE SDRP PARTICIPANT                                                                                          1
2.4      ADMINISTRATOR                                                                                                    1
2.5      AFFILIATED COMPANY                                                                                               1
2.6      ANNIVERSARY SHARES                                                                                               1
2.7      ARTICLE                                                                                                          1
2.8      BENEFICIARY                                                                                                      1
2.9      BOARD                                                                                                            2
2.9A     BROKERAGE ACCOUNT                                                                                                2
2.10     CODE OR IRC                                                                                                      2
2.11     COMPANY                                                                                                          2
2.12     COMPANY STOCK FUND                                                                                               2
2.13     COMPENSATION                                                                                                     2
2.14     COMPENSATION DEFERRAL AGREEMENT                                                                                  2
2.15     CONTRIBUTIONS                                                                                                    2
2.16     COVERED EMPLOYEE                                                                                                 2
2.17     COVERED EMPLOYMENT                                                                                               2
2.18     DISABILITY OR DISABLED                                                                                           2
2.19     EFFECTIVE DATE                                                                                                   2
2.20     ELIGIBLE COMPENSATION                                                                                            3
2.21     EMPLOYEE                                                                                                         3
2.22     EMPLOYER                                                                                                         3
2.23     EMPLOYER FORFEITURE ACCOUNT                                                                                      3
2.24     EMPLOYER MATCHED CONTRIBUTIONS                                                                                   3
2.25     EMPLOYER SDRP CONTRIBUTIONS                                                                                      3
2.26     EMPLOYMENT                                                                                                       3
2.27     ENTRY DATE                                                                                                       3
2.28     ERISA                                                                                                            3
2.29     EXCESS ADP CONTRIBUTIONS                                                                                         3
2.30     EXCESS AGGREGATE CONTRIBUTIONS                                                                                   3
2.31     EXCESS DEFERRAL                                                                                                  3
2.32     FORMER EMPLOYER SUPPLEMENTAL CONTRIBUTION ACCOUNT                                                                3
2.33     FORMER PARTICIPANT                                                                                               3
2.34     FORMER PAYSOP ACCOUNT                                                                                            3
2.35     FUND                                                                                                             3
2.36     HARDSHIP                                                                                                         3
2.37     HIGHLY COMPENSATED EMPLOYEE                                                                                      4
2.38     INACTIVE LTSP PARTICIPANT                                                                                        4
2.39     INACTIVE SDRP PARTICIPANT                                                                                        4
2.40     INVESTMENT FUNDS                                                                                                 4

2.41     MATERNITY OR PATERNITY ABSENCE                                                                                   5
2.42     MERGER                                                                                                           5
2.43     NON-HIGHLY COMPENSATED EMPLOYEE                                                                                  5
2.44     NORMAL RETIREMENT AGE                                                                                            5
2.45     NORMAL RETIREMENT DATE                                                                                           5
2.46     PARTICIPANT                                                                                                      5
2.47     PARTNERSHIP SHARE                                                                                                5
2.48     PAYROLL DEDUCTION AGREEMENT                                                                                      5
2.49     PLAN                                                                                                             5
2.50     PLAN YEAR                                                                                                        5
2.51     POST-TAX CONTRIBUTIONS                                                                                           5
2.52     PRE-TAX CONTRIBUTIONS                                                                                            5
2.53     QUALIFIED DOMESTIC RELATIONS ORDER (QDRO)                                                                        5
2.54     RETIREMENT                                                                                                       5
2.55     SECTION                                                                                                          5
2.56     SERVICE, HOUR OF SERVICE and YEAR OF SERVICE                                                                     5
2.57     SPOUSE                                                                                                           5
2.58     STOCK                                                                                                            5
2.59     TERMINATION OF EMPLOYMENT                                                                                        5
2.60     TRUST                                                                                                            5
2.61     TRUST AGREEMENT                                                                                                  6
2.62     TRUSTEE                                                                                                          6
2.63     VALUATION DATE                                                                                                   6

                                                         ARTICLE 3
                                                         ---------
                                                       PARTICIPATION
                                                       -------------

3.1      ELIGIBILITY FOR PARTICIPATION                                                                                    6
3.2      COMMENCEMENT OF PARTICIPATION                                                                                    6
3.3      TRANSFERS OF EMPLOYMENT                                                                                          6
3.4      SUSPENSION OF CONTRIBUTIONS                                                                                      7
3.5      FORMER PARTICIPANTS AND RE-PARTICIPATION                                                                         7

                                                         ARTICLE 4
                                                         ---------
                                                DEPOSITS AND CONTRIBUTIONS
                                                --------------------------

4.1      PRE-TAX CONTRIBUTIONS                                                                                            7
4.2      POST-TAX CONTRIBUTIONS                                                                                           7
4.3      EMPLOYER MATCHED CONTRIBUTIONS                                                                                   7
4.3A     SDRP CONTRIBUTIONS                                                                                               8
4.4      CHANGE IN AMOUNT OF CONTRIBUTIONS                                                                                8
4.5      SUSPENSION OF CONTRIBUTIONS                                                                                      8
4.6      REMITTANCE OF CONTRIBUTIONS                                                                                      9
4.7      RETURN OF CONTRIBUTIONS                                                                                          9

                                                       ARTICLE 5
                                                       ---------
                                                 MAXIMUM CONTRIBUTIONS
                                                 ---------------------

5.1      LIMITATIONS ON PRE-TAX CONTRIBUTIONS                                                                             9
5.2      LIMITATIONS ON POST-TAX CONTRIBUTIONS AND EMPLOYER MATCHED CONTRIBUTIONS                                        12
5.3      PROCEDURE IF MULTIPLE USE LIMITATION IS EXCEEDED                                                                15


                                                         ARTICLE 6
                                                         ---------
                                                         ACCOUNTS
                                                         --------
6.1      ACCOUNTS                                                                                                        15
6.2      ACCOUNTS REPRESENT UNDIVIDED INTERESTS                                                                          16
6.3      ACCOUNT VALUES                                                                                                  16
6.4      VALUATION OF INVESTMENT FUNDS                                                                                   16
6.5      ALLOCATION OF NET GAIN OR LOSS OF INVESTMENT FUNDS TO ACCOUNTS                                                  16
6.6      BASIS OF VALUATION                                                                                              16
6.7      ADMINISTRATION OF PRE-TAX CONTRIBUTION ACCOUNT                                                                  17
6.8      ADMINISTRATION OF POST-TAX CONTRIBUTION ACCOUNT                                                                 17
6.9      ADMINISTRATION OF EMPLOYER MATCHED CONTRIBUTION ACCOUNT                                                         17
6.9A     ADMINISTRATION OF EMPLOYER SDRP CONTRIBUTION ACCOUNT                                                            17
6.10     ADMINISTRATION OF FORMER PAYSOP ACCOUNT                                                                         17
6.11     ADMINISTRATION OF THE FORMER EMPLOYER SUPPLEMENTAL CONTRIBUTION ACCOUNT                                         17
6.12     ADMINISTRATION OF THE SUSPENSE ACCOUNT                                                                          17
6.13     ADMINISTRATION OF THE EMPLOYER FORFEITURE ACCOUNT                                                               18
6.14     CREDITING OF CONTRIBUTIONS                                                                                      18
6.15     EMPLOYEE CONTRIBUTION RECORDS                                                                                   18
6.16     UNIT ACCOUNTING                                                                                                 18

                                                         ARTICLE 7
                                                         ---------
                                              RETIREMENT, DISABILITY OR DEATH
                                              -------------------------------

7.1      BENEFIT AT RETIREMENT                                                                                           18
7.2      DISABILITY BENEFIT                                                                                              19
7.3      DEATH BENEFIT                                                                                                   19

                                                         ARTICLE 8
                                                         ---------
                                                 VESTING AND TERMINATIONS
                                                 ------------------------

8.1      VESTING                                                                                                         19
8.2      TERMINATION OF EMPLOYMENT                                                                                       20
8.3      FORFEITURES                                                                                                     20
8.4      REEMPLOYMENT                                                                                                    20

                                                         ARTICLE 9
                                                         ---------
                                                    PAYMENT OF BENEFITS
                                                    -------------------

9.1      APPLICATION FOR PAYMENT                                                                                         21
9.2      TIME OF PAYMENT                                                                                                 21
9.3      FORM OF PAYMENT                                                                                                 22
9.4      DETERMINATION OF VALUE OF PAYMENT                                                                               22
9.5      CLAIMS PROCEDURE                                                                                                22
9.6      FACILITY OF PAYMENT                                                                                             23

                                                        ARTICLE 10
                                                        ----------
                                          WITHDRAWALS AND LOANS DURING EMPLOYMENT
                                          ---------------------------------------

10.1     IN-SERVICE WITHDRAWALS FROM PRE-TAX CONTRIBUTION ACCOUNT                                                        23
10.2     IN-SERVICE WITHDRAWALS FROM POST-TAX CONTRIBUTION ACCOUNT                                                       24
10.3     IN-SERVICE WITHDRAWALS FROM EMPLOYER MATCHED CONTRIBUTION ACCOUNT                                               24
10.4     NO WITHDRAWALS AVAILABLE FROM OTHER ACCOUNTS                                                                    24
10.5     PAYMENT OF WITHDRAWALS                                                                                          25
10.6     LOANS TO PARTICIPANTS                                                                                           25


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
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                                                        ARTICLE 11
                                                        ----------
                                                          SERVICE
                                                          -------
11.1     SERVICE                                                                                                         27
11.2     PRIOR SERVICE REINSTATED                                                                                        28
11.3     YEAR OF SERVICE                                                                                                 28

                                                        ARTICLE 12
                                                        ----------
                                             PLAN OPERATION AND ADMINISTRATION
                                             ---------------------------------

12.1     POWERS OF ADMINISTRATOR                                                                                         29
12.2     NONDISCRIMINATORY EXERCISE OF AUTHORITY                                                                         29
12.3     RELIANCE ON TABLES, ETC.                                                                                        29
12.4     NAMED FIDUCIARY                                                                                                 29
12.5     INDEMNIFICATION                                                                                                 29
12.6     NOTICES TO ADMINISTRATOR                                                                                        30

                                                        ARTICLE 13
                                                        ----------
                                           AMENDMENT AND TERMINATION OF THE PLAN
                                           -------------------------------------

13.1     AMENDMENT                                                                                                       30
13.2     TERMINATION                                                                                                     31
13.3     LIQUIDATION OF THE FUND                                                                                         31

                                                        ARTICLE 14
                                                        ----------
                                           ADOPTION OF THE PLAN BY OTHER EMPLOYERS
                                           ---------------------------------------

14.1     ADOPTION WITH APPROVAL                                                                                          31
14.2     PROCEDURE FOR ADOPTION                                                                                          31
14.3     EFFECT OF ADOPTION                                                                                              31
14.4     TERMINATION OF ADOPTION                                                                                         32

                                                        ARTICLE 15
                                                        ----------
                                              LIMITATIONS OF ANNUAL ADDITIONS
                                              -------------------------------

15.1     GENERAL LIMITATIONS                                                                                             32
15.2     EXCESS AMOUNT                                                                                                   32
15.3     AGGREGATION OF PLANS OF THE EMPLOYER                                                                            33
15.4     DEFINITIONS                                                                                                     33
15.5     TOP-HEAVY PLAN REQUIREMENTS                                                                                     34

                                                        ARTICLE 16
                                                        ----------
                                                INVESTMENT OF CONTRIBUTIONS
                                                ---------------------------

16.1     INVESTMENT FUNDS                                                                                                38
16.2     ADMINISTRATION OF COMPANY STOCK FUND                                                                            38
16.3     DEPOSIT OF CONTRIBUTIONS                                                                                        39
16.4     INVESTMENT ELECTIONS OF PARTICIPANTS                                                                            39
16.5     ELECTION TO TRANSFER INTEREST BETWEEN INVESTMENT FUNDS                                                          39
16.6     OTHER PROVISIONS CONCERNING INVESTMENT ELECTIONS AND TRANSFERS                                                  39
16.7     FORMER PAYSOP ACCOUNTS                                                                                          40

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
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                                                        ARTICLE 17
                                                        ----------
                                                 MISCELLANEOUS PROVISIONS
                                                 ------------------------
17.1     HEADINGS                                                                                                        40
17.2     PLAN NOT CONTRACT OF EMPLOYMENT                                                                                 40
17.3     VESTED RIGHTS                                                                                                   40
17.4     SEVERABILITY                                                                                                    40
17.5     GENERAL UNDERTAKING                                                                                             40
17.6     ACTION BY COMPANY                                                                                               40
17.7     NO RESPONSIBILITY FOR ACTS OF AN INSURER                                                                        40
17.8     SPENDTHRIFT                                                                                                     40
17.9     NUMBER AND GENDER                                                                                               41
17.10    GOVERNING LAW                                                                                                   41
17.11    MERGER, CONSOLIDATION, AND TRANSFER OF ASSETS                                                                   41
17.12    RECEIPT OF ASSETS FROM QUALIFIED PLANS                                                                          41
17.13    INTERPRETATION OF PLAN                                                                                          41
17.14    SATISFACTION OF CLAIMS                                                                                          42
17.15    SERVICE OF PROCESS                                                                                              42
17.16    WARRANTIES                                                                                                      42
17.17    LEASED EMPLOYEES                                                                                                42
17.18    DIRECT ROLLOVER DISTRIBUTIONS                                                                                   42
17.19    PLAN ADDENDA                                                                                                    43
17.20    ADJUSTMENT                                                                                                      43
17.21    USERRA MODEL AMENDMENT                                                                                          43
17.22    ELECTRONIC COMMUNICATIONS                                                                                       43

                                    ARTICLE 1
                                    ---------
                                  INTRODUCTION
                                  ------------

1.1       NAME OF PLAN

          This Plan shall be known as The Progressive Retirement Security Program. Prior to July 1, 1994, this Plan was known as The Progressive Corporation Long-Term Savings Plan.

1.2       EFFECTIVE DATE

          Except as otherwise expressly provided herein, this Plan, as amended and restated, shall be effective as of April 1, 1999.

1.3       TYPE AND PURPOSE OF PLAN

          Pursuant to Section 401(a)(27) of the Code, the Plan is hereby designated as a profit-sharing plan. The primary purpose of the Plan is to encourage Employee savings, to facilitate Employee Stock ownership and to provide benefits upon a Participant's or Former Participant's Retirement, death, Disability or Termination of Employment.

                                    ARTICLE 2
                                    ---------
                                   DEFINITIONS
                                   -----------

The following terms, when used herein with initial capital letters, shall have the meaning given to them in this Article 2.

2.1       ACCOUNT shall mean one of several records maintained pursuant to
          Section 6 to record a Participant's, Former Participant's, or Beneficiary's interest in the Investment Funds.

2.2       ACTIVE LTSP PARTICIPANT shall have the meaning set forth in Article 3.

2.3       ACTIVE SDRP PARTICIPANT shall have the meaning set forth in Article 3.

2.4 ADMINISTRATOR, which is the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall mean Progressive Casualty Insurance Company, an Ohio corporation, or its successors.

2.5 AFFILIATED COMPANY shall mean any corporation, trade or business if it and the Company are members of a controlled group of corporations, or are under common control, or are members of an affiliated service group, within the meaning of Code Sections 414(b), 414(c), and 414(m), respectively; provided, however, that for purposes of Code Section 415, the definitions prescribed by Code Sections 414(b) and 414(c) shall be modified as provided by Code Section 415(h) by substituting "more than 50%" common control for "at least 80%" common control. This term shall also include any entity required to be treated as an Affiliated Company under Code Section 414(o).

2.6 ANNIVERSARY SHARES shall mean such shares of Stock, if any, as may be awarded on or before February 28, 1992 to Employees by the Company upon completion of five (5) year increments of Years of Service.

2.7       ARTICLE shall mean an Article of this Plan.

2.8 BENEFICIARY as to a Participant or Former Participant who is married at the time of his death, shall mean his Spouse or such other person(s) as he has designated with the consent of his Spouse, and, as to a Participant or Former Participant who is not married at the time of his death, shall be such person(s) as he has designated. A Participant or Former Participant may change his Beneficiary designation at any time, provided that no such change shall be effective as to any married Participant or Former Participant who predeceases his Spouse, unless the Spouse has consented to the change. Each consent of a Spouse shall be irrevocable, but shall be effective only with respect to the particular Beneficiary designation to which it pertains. All Beneficiary designations (including changes) and consents of a

          Spouse shall be made in writing on such forms as the Administrator shall prescribe, and shall become effective only when received by the Administrator; provided, however, that a Beneficiary designation (including a change) or a consent of a Spouse received by the Administrator after the designating Participant's death shall be disregarded.

          In the absence of a Beneficiary designation, or if the designated Beneficiary is no longer living or in existence at the time of the Participant's or Former Participant's death, all benefits due from the Plan upon the Participant's or Former Participant's death shall be paid to the Participant's or Former Participant's (i) Spouse, if the Participant or Former Participant was married at the time of his/her death or (ii) estate, if the Participant or Former Participant was not married at the time of his/her death. Notwithstanding the foregoing, consent of a Spouse shall not be required if the Participant or Former Participant and his/her Spouse are legally separated or the Spouse cannot be located.

2.9       BOARD shall mean the Board of Directors of the Company.

2.9A BROKERAGE ACCOUNT as to each Participant shall mean a Participant's interest in an Investment Fund consisting of Participant-managed brokerage accounts.

2.10 CODE OR IRC shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

2.11      COMPANY shall mean The Progressive Corporation or its successor(s).

2.12 COMPANY STOCK FUND shall mean an Investment Fund consisting principally of Stock.

2.13 COMPENSATION of a Participant or Former Participant for a Plan Year shall mean all amounts that are received by him/her during such Plan Year from the Employer that are reported as wages on IRS Form W-2 for such Plan Year, plus (i) the amount contributed by the Employer to the Trustee pursuant to a Compensation Deferral Agreement reduced by amounts required by Section 5.1(c), and (ii) amounts of pay reduced in accordance with an arrangement established by the Employer which qualifies under Section 125 of the Code. However, the maximum annual dollar amount that will be recognized as Compensation is $150,000 in all cases. Such $150,000 limit shall be automatically adjusted in accordance with regulations under Section 401(a)(17) of the Code. If, as a result of the application of the rules of Section 414(q)(6) of the Code, the adjusted $150,000 limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation, as determined under this Section 2.13 prior to the application of the limit. In applying the rules of
          Section 414(q)(6) of the Code, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

2.14 COMPENSATION DEFERRAL AGREEMENT shall mean an arrangement pursuant to which the Employee agrees to reduce his Eligible Compensation, pursuant to Section 4.1 hereof, and the Employer agrees to contribute to the Plan the amount equal to the amount reduced as a Pre-Tax Contribution. The Compensation Deferral Agreement shall also serve to provide such other information about the Participant as the Administrator shall require.

2.15 CONTRIBUTIONS shall mean a Participant's Pre-Tax Contributions and Post-Tax Contributions.

2.16 COVERED EMPLOYEE shall mean an Employee of the Employer, earning Eligible Compensation, excluding (i) any such Employee whose terms and conditions of Employment are negotiated with the Employer by or through a certified or recognized collective bargaining organization unless such negotiation provides for his/her inclusion, (ii) those Employees classified by the Employer as temporary under its personnel policies and procedures, and (iii), effective January 1, 1999, Employees who are not residents of the United States. Notwithstanding the provisions of clause (ii) above, an Employee who has been classified by the Employer as temporary under its personnel policies and procedures and who performs at least one thousand (1,000) Hours of Service during any twelve (12) consecutive month period beginning on his/her date of hire (or any anniversary thereof) shall be considered a Covered Employee effective as of the first day following such twelve
          (12) consecutive month period.

2.17 COVERED EMPLOYMENT shall mean the period or periods during which an Employee is a Covered Employee.

2.18 DISABILITY OR DISABLED shall mean that a Participant shall be totally disabled (as defined in the Long-Term Disability Plan coverage provided by the Company, whether or not such Participant is eligible for such coverage) for a period of twelve (12) consecutive calendar months beginning on the first day of disability absence.

2.19      EFFECTIVE DATE shall mean July 1, 1994.

2.20 ELIGIBLE COMPENSATION of a Participant shall mean his base salary, straight time hourly wages, overtime pay, vacation pay, holiday pay, jury duty pay, taxable sick pay, military pay, funeral pay, lump sum salary adjustments and retroactive payments of any of the foregoing items pursuant to any back pay award (but only to the extent such retroactive payments are actually paid in periods during which a Compensation Deferral Agreement is in effect). However, the maximum annual dollar amount that will be recognized as Eligible Compensation is $150,000 per year in all cases. Such $150,000 limit shall be automatically adjusted in accordance with regulations under Section 401(a)(17) of the Code.

2.21 EMPLOYEE shall mean any person who renders services to an Employer or Affiliated Company as a common law employee (including any common law employee who is employed as an officer).

2.22 EMPLOYER shall mean the Company. The term Employer shall also include any Affiliated Company which adopts the Plan pursuant to Article 14, but only for such period as such company continues in its adoption of the Plan.

2.23 EMPLOYER FORFEITURE ACCOUNT shall mean the Account maintained and administered in accordance with Section 6.13 hereof.

2.24 EMPLOYER MATCHED CONTRIBUTIONS shall mean those amounts contributed by the Employer pursuant to Section 4.3 hereof.

2.25 EMPLOYER SDRP CONTRIBUTIONS shall mean those amounts contributed by the Employer pursuant to Section 4.3A.

2.26 EMPLOYMENT shall mean the period or periods during which an individual is an Employee.

2.27 ENTRY DATE shall mean the first day of the pay period coincident with or immediately following the date on which a Participant satisfies the requirements for participation contained in Section 3.1(b).

2.28 ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time hereafter.

2.29 EXCESS ADP CONTRIBUTIONS shall mean the amount of the Pre-Tax Contributions of the Highly Compensated Employees for the Plan Year above the maximum amount permitted under Section 5.1.

2.30 EXCESS AGGREGATE CONTRIBUTIONS shall mean the amount of the Post-Tax Contributions and Employer Matching Contributions of the Highly Compensated Employees for the Plan Year above the maximum amount of such Post-Tax Contributions and Employer Matching Contributions permitted under Section 5.2(d).

2.31 EXCESS DEFERRAL shall mean a Pre-Tax Contribution in excess of the permitted maximum deferral amount set forth in Section 5.1(d), or an amount designated as such by the Employee where the excess is generated by aggregation of pre-tax contributions to plans other than this Plan.

2.32 FORMER EMPLOYER SUPPLEMENTAL CONTRIBUTION ACCOUNT, as to each Participant shall mean the Account derived from the Employer Supplemental Contributions (within the meaning of the Plan as previously in effect), if any, made in respect of the Participant during periods that the Plan provided for such contributions.

2.33 FORMER PARTICIPANT shall mean a Participant who has terminated Employment but who has one or more Accounts remaining in the Plan.

2.34      FORMER PAYSOP ACCOUNT shall mean the Account described in Section
          6.10.

2.35 FUND shall mean the assets held by the Trustee in accordance with the provisions of the Plan and the Trust Agreement.

2.36 HARDSHIP shall mean an immediate and heavy financial need of a Participant arising from any of the following items:

          (a) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant or his/her Spouse or dependents (as defined in Code Section 152).

          (b) Purchase (excluding mortgage payments) of a principal residence for the Participant.

          (c) Payment of tuition, related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Participant or his/her Spouse or dependents.

          (d) Prevention of the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence.

2.37 HIGHLY COMPENSATED EMPLOYEE shall mean any Employee or former Employee who, during the Plan Year or the preceding Plan Year:

         (a)       was at any time a five percent owner; or

         (b) received annual Compensation from the Employer in excess of $80,000, as adjusted for increases in the cost of living;

         In determining which Employees are Highly Compensated Employees, an Employee not described in paragraph [b] above for the preceding year will not be treated as falling under the category described in paragraph [b] for the current year. The Employer may adopt any reasonable, nondiscriminatory tie-breaking or rounding rules necessary to determine which Employees are Highly Compensated Employees, provided that such rules are uniformly and consistently applied. In determining an individual's Compensation under this section, Compensation from each Employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) will be taken into account. For purposes of this section, the determination of Compensation will be made without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b).

         A former Employee will be treated as a Highly Compensated Employee if such Employee separated from service (or was deemed to have separated) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday.

         The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q).

2.38     INACTIVE LTSP PARTICIPANT shall have the meaning set forth in Article
         3.

2.39     INACTIVE SDRP PARTICIPANT shall have the meaning set forth in Article
         3.

2.40 INVESTMENT FUNDS shall mean the funds established from time to time by the Trustee pursuant to Section 16.1.

2.41 MATERNITY OR PATERNITY ABSENCE shall mean an absence from work by an Employee for any period

         (a)       By reason of pregnancy of the Employee,

         (b)       By reason of the birth of a child of the Employee,

         (c) By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

         (d) For purposes of caring for such child for a period immediately following such birth or placement.

         An absence will not be considered a "Maternity or Paternity Absence" unless the Employee provides the Administrator with information within 5 working days demonstrating that the absence is for one of the four permitted reasons outlined above.

         Nothing in this Plan shall require the Employer to grant a paid or unpaid leave of absence to any Employee.

2.42 MERGER shall mean the merger of The Progressive Corporation Supplemental Retirement Plan into this Plan, effective July 1, 1994.

2.43 NON-HIGHLY COMPENSATED EMPLOYEE means an Employee not considered a Highly Compensated Employee under Section 2.37.

2.44     NORMAL RETIREMENT AGE shall mean attainment by the Participant of age
         65.

2.45 NORMAL RETIREMENT DATE shall mean the first of the month following the date on which a Participant attains Normal Retirement Age.

2.46 PARTICIPANT shall mean a Covered Employee who has satisfied and continues to satisfy the requirements set forth in Section 3.1(a) and/or 3.1(b) for participation and shall include an Active LTSP Participant, Active SDRP Participant, Inactive LTSP Participant and Inactive SDRP Participant.

2.47 PARTNERSHIP SHARE shall mean the share of Stock awarded on or before October 30, 1991 to all Employees upon completion of 30 calendar days from his or her date of employment.

2.48 PAYROLL DEDUCTION AGREEMENT shall mean an arrangement pursuant to which an Employee agrees, pursuant to Section 4.2 hereof, to have a stipulated percentage of his Eligible Compensation deducted from such Eligible Compensation and deposited in the Fund as a Post-Tax Contribution. The Payroll Deduction Agreement shall also serve to provide such other information about the Participant as the Administrator shall require.

2.49 PLAN shall mean The Progressive Retirement Security Program, as set forth in this document, as the same may be amended or restated from time to time hereafter.

2.50     PLAN YEAR shall mean a calendar year.

2.51 POST-TAX CONTRIBUTIONS shall mean those amounts contributed by the Participant pursuant to a Payroll Deduction Agreement and to Section
         4.2 hereof. These may have been formerly known as Optional Employee Contributions, but hereafter shall be Post-Tax Contributions.

2.52 PRE-TAX CONTRIBUTIONS shall mean those amounts which the Employer is obligated to contribute to the Plan pursuant to a Compensation Deferral Agreement and to Section 4.1 hereof. These may have been formerly known as Deferred Income Contributions, but hereafter shall be Pre-Tax Contributions.

2.53 QUALIFIED DOMESTIC RELATIONS ORDER (QDRO) shall mean any judgment, decree or order as defined in Section 414(p) of the Code.

2.54 RETIREMENT shall mean a Participant's or Former Participant's Termination of Employment on or after his/her Normal Retirement Date.

2.55     SECTION shall mean a Section of this Plan.

2.56 SERVICE, HOUR OF SERVICE and YEAR OF SERVICE for purposes of this Plan are defined in Article 11 hereof, except that, for purposes of Article 3 Year of Service shall mean any 12 consecutive month period beginning on the date an Employee first performs on Hour of Service (or any anniversary thereof) during which the Employee completes at least 1,000 Hours of Service. However, an Employee who is exempt under the provisions of the Fair Labor Standards Act shall be credited with forty-five (45) hours of service for each week that such Employee would have earned at least one (1) hour of service as defined in subparagraphs (a)(i) through (iii) of Section 11.1 during such week.

2.57 SPOUSE shall mean the legal spouse of a Participant or Former Participant on the date of his/her death.

2.58     STOCK means the Common Stock, $1.00 par value, of the Company.

2.59 TERMINATION OF EMPLOYMENT shall mean the earlier of (i) the last day worked after which an Employee quits, retires, is discharged, or dies, or (ii) the first anniversary of the first date of continuous absence from employment for any other reason.

2.60 TRUST shall mean the Trust created and maintained by the Trust Agreement and known as The Progressive Retirement Security Program Trust.

2.61 TRUST AGREEMENT shall mean the agreement of trust between the Company and Trustee executed in furtherance of the Plan, as the same may be amended from time to time hereafter.

2.62 TRUSTEE shall mean the person (or persons), bank or trust company selected from time to time by the Company to serve as Trustee (or co-Trustees) under the Plan.

2.63 VALUATION DATE shall mean such date or dates as shall be established from time to time by the Administrator for the purpose of valuing the Investment Funds and adjusting Accounts hereunder, which dates need not be uniform with respect to each Investment Fund or Account; provided, however, that each Investment Fund shall be valued, and each Account shall be adjusted no less often than quarterly.

                                    ARTICLE 3
                                    ---------
                                  PARTICIPATION
                                  -------------

3.1      ELIGIBILITY FOR PARTICIPATION

         (a) Each Covered Employee shall be eligible to become an LTSP Participant in the Plan (pursuant to Section 3.2), after the later of (i) thirty (30) calendar days from his/her date of employment or (ii) the date he/she becomes a Covered Employee.

         (b) Each Covered Employee shall be eligible to become an SDRP Participant in the Plan as of the Entry Date coincident with or immediately following the date such Covered Employee both attains age twenty-one (21) and has completed a Year of Service, provided that such Covered Employee is a Covered Employee on such Entry Date.

3.2      COMMENCEMENT OF PARTICIPATION

         (a)       A Covered Employee who meets the eligibility provisions of
                   Section 3.1(a) hereof may become an Active LTSP Participant by filing a Compensation Deferral Agreement or a Payroll Deduction Agreement with the Administrator and providing such other information as the Administrator shall require. The Compensation Deferral Agreement will stipulate the amount of the Participant's Pre-Tax Contributions. The Payroll Deduction Agreement will stipulate the amount of the Participant's Post-Tax Contributions. Such Participant's Pre-Tax Contributions and Post-Tax Contributions shall be effective as of the first payroll period next following receipt and processing of the Participant's Compensation Deferral Agreement or Payroll Deduction Agreement (as applicable) by the Administrator.

         (b)       A covered Employee who meets the eligibility provisions of
                   Section 3.1(b) shall automatically become an Active SDRP Participant on the Entry Date referred to in Section 3.1(b).

3.3      TRANSFERS OF EMPLOYMENT

         (a) An Active LTSP Participant who transfers from Covered Employment to Employment other than Covered Employment shall become an Inactive LTSP Participant and his/her Contributions, if applicable, shall be suspended in accordance with Section 4.5 hereof.

         (b) An Active SDRP Participant who transfers from Covered Employment to Employment other than Covered Employment shall become an Inactive SDRP Participant and his/her SDRP Contributions shall cease automatically.

         (c) An Inactive LTSP Participant who transfers from Employment other than Covered Employment to Covered Employment will become an Active LTSP Participant on the date such Employee resumes Covered Employment. Should such Active LTSP Participant elect to make Pre-Tax Contributions or Post-Tax Contributions hereunder, such Contributions will be effective with the first payroll period next following receipt and processing of the Active Participant's Compensation Deferral Agreement or Payroll Deduction Agreement (as applicable) by the Administrator.

         (d) An Inactive SDRP Participant who transfers from Employment other than Covered Employment to Covered Employment will become an Active SDRP Participant on the date such Employee resumes Covered Employment.

3.4      SUSPENSION OF CONTRIBUTIONS

         An Active LTSP Participant whose Contributions are suspended pursuant to Section 4.5 at his/her option shall continue to be considered an Inactive LTSP Participant.

3.5      FORMER PARTICIPANTS AND RE-PARTICIPATION

         (a) Termination of Employment shall cause an Active Participant or Inactive Participant to become and remain a Former Participant until such time he/she has no remaining Accounts under the Plan.

         (b) A Former Participant who returns to Employment other than Covered Employment shall become an Inactive Participant.

         (c) Any individual who ceases to be an Active LTSP Participant or Inactive LTSP Participant (including Former Participants) because of a Termination of Employment and who subsequently returns to Covered Employment will become an Active LTSP Participant on the date such Employee resumes Covered Employment. Should such Active LTSP Participant elect to make Pre-Tax Contributions or Post-Tax Contributions hereunder, such Contributions will be effective with the first payroll period next following receipt and processing of the Active LTSP Participant's Compensation Deferral Agreement or Payroll Deduction Agreement (as applicable) by the Administrator.

         (d) Any individual who ceases to be an Active SDRP Participant or Inactive SDRP Participant (including Former Participants) because of a Termination of Employment and who subsequently returns to Covered Employment will become an Active SDRP Participant on the date such Employee resumes Covered Employment.

                                    ARTICLE 4
                                    ---------
                           DEPOSITS AND CONTRIBUTIONS
                           --------------------------

4.1      PRE-TAX CONTRIBUTIONS

         Each Active LTSP Participant may, pursuant to a Compensation Deferral Agreement, have the Employer contribute on his or her behalf an amount to the Plan known as Pre-Tax Contributions (as defined in Section 2.52) of not less than one percent (1%) or more than eighteen percent (18%) (in any percentage to one tenth of a percent) of his/her Eligible Compensation subject to the limitations of Sections 5.1 and Article 15. The percentage contributed under this Section 4.1, when combined with the percentage contributed under Section 4.2, cannot exceed eighteen percent (18%) of the Active LTSP Participant's Eligible Compensation in the aggregate.

4.2      POST-TAX CONTRIBUTIONS

         Each Active LTSP Participant may elect, pursuant to a Payroll Deduction Agreement, to contribute an amount of not less than one percent (1%) or more than eighteen percent (18%) (in any percentage to one tenth of a percent) of his/her Eligible Compensation, subject to limitations of
         Section 5.2 and Article 15. The percentage contributed under this
         Section 4.2, when combined with the percentage contributed under
         Section 4.1, cannot exceed eighteen percent (18%) of the Active LTSP Participant's Eligible Compensation in the aggregate.

4.3      EMPLOYER MATCHED CONTRIBUTIONS

         The Employer shall contribute in respect of each Active LTSP Participant Employer Matched Contributions equal to one hundred percent (100%) on the first one percent and fifty percent (50%) on up to the next four percent of such Active LTSP Participant's Pre-Tax Contributions and/or Post-Tax Contributions. For purposes of determining the amount of Employer Matched Contributions to be allocated to each Active LTSP Participant for a particular payroll period, only Pre-Tax Contributions and Post-Tax Contributions attributable to such payroll period, both of which in the aggregate do not exceed five percent (5%) of Eligible Compensation for such payroll period, will be taken into consideration. The Employer Matched Contribution will first be attributable to Pre-Tax Contributions, if any, and then to Post-Tax Contributions, if any. The Employer, with the approval of its Board of Directors, may increase or decrease the amount of Employer Matched Contributions at any time and from time to time for any reason.

4.3A     SDRP CONTRIBUTIONS

         Each pay period the Employer shall contribute a percentage of the FICA Taxable Compensation paid to each Active SDRP Participant during such pay period determined in accordance with the following table, based on such Active SDRP Participant's Years of Service, as defined in Section 2.56, as of the first day of such pay period:

                                                             CONTRIBUTION
                      YEARS OF SERVICE                         PERCENTAGE
                      ----------------                         ----------

                   Less than 5 years                               1%

                   At least 5 years but
                   less than 10 years                              2%

                   At least 10 years but
                   less than 15 years                              3%

                   At least 15 years but
                   less than 20 years                              4%

                   20 years or more                                5%

          Each Employer SDRP Contribution shall be promptly allocated to such Active SDRP Participant's Account as soon as practicable after it is made. For purposes of this Section, an Active SDRP Participant's "FICA Taxable Compensation" for a given Plan Year shall consist of that portion of his or her Eligible Compensation which is not in excess of the dollar amount specified as the maximum contribution and benefit base applicable to old-age, survivors, and disability insurance under Title II of the Social Security Act, as in effect on the first day of such Plan Year (the "Taxable Wage Base").

4.4       CHANGE IN AMOUNT OF CONTRIBUTIONS

          (a) The percentage of Eligible Compensation designated by a Participant as his/her Pre-Tax Contributions and/or Post-Tax Contributions shall continue in effect, notwithstanding any change in his/her Eligible Compensation, until he/she elects to change such percentage.

          (b) An Active LTSP Participant may elect to change his/her percentage of Pre-Tax Contributions and/or Post-Tax Contributions by filing an election with the Administrator in such manner as the Administrator shall specify. Any such change shall become effective with the first payroll period next following receipt and processing of the Participant's revised Compensation Deferral Agreement or Payroll Deduction Agreement (as applicable) by the Administrator.

4.5       SUSPENSION OF CONTRIBUTIONS

          (a) An Active LTSP Participant may elect to suspend all of his/her Pre-Tax Contributions and/or Post Tax Contributions by filing a written election with the Administrator on such forms as the Administrator shall specify. Such suspension shall become effective with the first payroll period next following receipt and processing of the suspension request by the Administrator.

          (b) The Pre-Tax and Post-Tax Contributions of a Participant who becomes an Inactive LTSP Participant pursuant to Section 3.3(a) (Transfers of Employment) shall be suspended automatically beginning with the first payroll period thereafter, and may not be resumed until he/she becomes an Active LTSP Participant pursuant to Article 3.

          (c) All suspensions of Pre-Tax and Post-Tax Contributions shall be indefinite in duration and a Participant shall not be permitted to make up such suspended Contributions.

          (d) An Active LTSP Participant who has elected to suspend all of his/her Pre-Tax Contributions and/or Post-Tax Contributions shall be eligible to resume making such Contributions as of the first payroll period next following receipt and processing of a new Compensation Deferral Agreement or Payroll Deduction Agreement (as applicable) by the Administrator.

4.6       REMITTANCE OF CONTRIBUTIONS

          It is the Company's intent to remit Contributions to the Trustee as soon as practical after the close of the payroll period for which they are attributable. In no event, however, will Contributions be remitted to the Trustee later than ninety (90) days following the date they are deducted from the Participant's Eligible Compensation. In no event will Employer Matched Contributions and Employer SDRP Contributions be remitted to the Trustee later than ninety (90) days following the close of the month in which they are granted.

4.7       RETURN OF CONTRIBUTIONS

          Except as provided in Section 15.2, in Section 6.13 regarding forfeitures, and in this Section 4.7, the assets of the Plan shall never revert to or be used by the Employer. Contributions made by the Employer to the Trust by reason of a mistake of fact may be returned to the Employer within one year after the payment of the contribution. Furthermore, contributions made by the Employer to the Trust are conditioned upon the deductibility of the contribution under Code
          Section 404 and, to the extent the deduction is disallowed, may be returned to the Employer within one year after disallowance of the deduction. Any amount returned to the Employer by reason of this
          Section 4.7 shall not include earnings attributable thereto and shall be reduced by any losses attributable thereto.

                                    ARTICLE 5
                                    ---------
                              MAXIMUM CONTRIBUTIONS
                              ---------------------

5.1       LIMITATIONS ON PRE-TAX CONTRIBUTIONS

          (a) For purposes of determining the maximum Pre-Tax Contribution, contributions by the Employer designated as Pre-Tax Contributions shall be expressed as a percentage of Compensation for each Participant and each Covered Employee who is eligible to be, but who is not, a Participant.

          (b) The Actual Deferral Percentage for each Participant and Covered Employee for the Plan Year shall be determined in accordance with Code Section 401(k) and the regulations thereunder.

                   The Actual Deferral Percentage for eligible Highly Compensated Employees for the Plan Year shall be the average of the ratios of the eligible Highly Compensated Employees. This will be compared to the Actual Deferral Percentage for the Non-highly Compensated Employees for the Plan Year, which will be the average of the ratios of the eligible Non-highly Compensated Employees.

                   The Actual Deferral Percentage for any Plan Year for eligible Highly Compensated Employees shall not exceed the greater of either (i) or (ii) below:

                   (i) One hundred and twenty-five percent (125%) of the Actual Deferral Percentage of the eligible Non-highly Compensated Employees, or

                   (ii) The lesser of the amounts determined under (A) or (B) following (or such other amount as may be prescribed in applicable regulations under the Code to prevent multiple use of the alternative limitation set forth in this clause (ii)):

                            (A) Two hundred percent (200%) of the Actual Deferral Percentage of eligible Non-highly Compensated Employees, or

                            (B)    The Actual Deferral Percentage of the
                                   eligible Non-highly Compensated Employees plus two percentage points (2%).

                   Notwithstanding any other provision of this Plan, the Pre-Tax Contributions shall be limited to the extent necessary to meet this test.

                   Effective for Plan Years beginning on or after January 1, 1999, the following provisions shall apply in lieu of the preceding provisions of this Section 5.1(b): The Actual Deferral Percentage for each Participant and Covered Employee for the Plan Year shall be determined in accordance with Code
                   Section 401(k) and the regulations thereunder.

                   The Actual Deferral Percentage for eligible Highly Compensated Employees for a Plan Year shall be the average of the ratios of the eligible Highly Compensated Employees for that Plan Year. This will be compared to the Actual Deferral Percentage for the Non-highly Compensated Employees for the prior Plan Year, which will be the average of the ratios of the eligible Non-highly Compensated Employees for the prior Plan Year.

                   The Actual Deferral Percentage for any Plan Year for eligible Highly Compensated Employees shall not exceed the greater of either (i) or (ii) below:

                   (i) One hundred and twenty-five percent (125%) of the Actual Deferral Percentage of the eligible Non-highly Compensated Employees for the prior Plan Year, or

                   (ii) The lesser of the amounts determined under (A) or (B) following (or such other amount as may be prescribed in applicable regulations under the Code to prevent multiple use of the alternative limitation set forth in this clause (ii)):

                            (A) Two hundred percent (200%) of the Actual Deferral Percentage of eligible Non-highly Compensated Employees for the prior Plan Year, or

                            (B)    The Actual Deferral Percentage of the
                                   eligible Non-highly Compensated Employees for the prior Plan Year plus two percentage points (2%).

          Notwithstanding any other provision of this Plan, the Pre-Tax Contributions shall be limited to the extent necessary to meet this test.

          (c)      PROCEDURE TO LIMIT PRE-TAX CONTRIBUTIONS

                   (i)      PRIOR TO THE END OF THE PLAN YEAR

                            The Administrator may determine prior to the end of the Plan Year whether there is a reasonable expectation that the Actual Deferral Percentage results satisfy the test contained in Section 5.1(b).

                            In the event that the test described in Section 5.1(b) will not be satisfied, the following procedure will be followed:

                            (A) The future Pre-Tax Contributions, previously authorized, for each Highly Compensated Employee whose Pre-Tax Contributions are at the highest dollar amount shall be reduced by a uniform amount, not to exceed one dollar ($1.00) such that the Actual Deferral Percentage for the Highly Compensated Employees will satisfy a test in Section 5.1(b). If the test is still not satisfied after the adjustments in the immediately preceding sentence have been made, then similar adjustments shall be made to the Pre-Tax Contributions for each Highly Compensated Active Participant whose Pre-Tax Contributions are at the next highest dollar amount until such time as the Actual Deferral Percentage for the Highly Compensated Employees will satisfy a test in
                                   Section 5.1(b). The process shall continue until such time as a test in Section 5.1(b) is satisfied, or the reduction has eliminated all future contributions.

                            (B) Any such reduction of future, previously authorized Pre-Tax Contributions shall remain in force until the January 1 immediately following.

                            (C) The amount resulting from a reduction in a Participant's future Pre-Tax Contribution in
                                   Section 5.1(c)(i)(B) shall be treated as taxable income to the Employee for the month in which the reduction occurs and subsequent months through the end of the Plan Year. The Employer shall withhold those taxes required by law on such increase in taxable income.

                   (ii)     SUBSEQUENT TO END OF PLAN YEAR

                            (A) If it is determined subsequent to the end of the Plan Year that the test in Section 5.1(b) has not been met, the Excess ADP Contributions and the income allocable thereto for the Highly Compensated Employees must be calculated.

                                   (1)    AMOUNT

                                          The amount of Excess ADP Contributions
                                          for each Highly Compensated Employee
                                          is determined using the leveling
                                          method as set forth in Section
                                          5.1(c)(i)(A).

                                   (2)    DESIGNATION AND DISTRIBUTION

                                          Such Excess ADP Contributions are to
                                          be designated as such by the Company
                                          and must be distributed to the
                                          appropriate Highly Compensated

                                          Employee within twelve months of the
                                          close of the Plan Year, reduced by
                                          Excess Deferrals previously
                                          distributed, if any. Any Employer
                                          Matched Contributions relating to such
                                          Excess ADP Contributions shall be
                                          considered to have been made in
                                          respect of the Highly Compensated
                                          Employee's Post-Tax Contributions to
                                          the extent possible, and otherwise
                                          shall be forfeited and applied in
                                          accordance with Section 6.13.

                                   (3)    CALCULATION OF INCOME FOR PLAN YEAR

                                          The income allocable to the Excess ADP
                                          Contribution must also be distributed
                                          within twelve months of the close of
                                          the Plan Year. The determination of
                                          allocable income for the Plan Year is
                                          made by multiplying the net gain (as
                                          set forth in Article 6) for the Plan
                                          Year allocable to Pre-Tax
                                          Contributions by a fraction, the
                                          numerator of which is the Excess ADP
                                          Contribution for the Highly
                                          Compensated Employee for the Plan Year
                                          and the denominator of which is the
                                          sum of (i) such Employee's total
                                          Pre-Tax Contribution Account balance
                                          as of the beginning of the Plan Year,
                                          plus (ii) such Employee's Pre-Tax
                                          Contributions for the Plan Year.

          (d)      MAXIMUM DEFERRAL

                   (i) The maximum annual amount of any Participant's Pre-Tax Contributions beginning in the calendar year 1987 is $7,000. Such $7,000 amount shall be automatically adjusted in subsequent years in the same manner as the $90,000 amount is adjusted under Code Section 415(d).

                   (ii)     (A)   If the maximum deferral set forth in Section
                                  5.1(d)(i) above is exceeded for a Non-highly
                                  Compensated Employee, such amount may not be considered when performing the test in
                                  Section 5.1(b).

                            (B) If a Highly Compensated Employee has an Excess Deferral, regardless of distribution after the close of the Plan Year as set forth in (v) below, it must be taken into account in the performance of the test in
                                  Section 5.1(b).

                   (iii)     CORRECTIVE DISTRIBUTION DURING PLAN YEAR

                             If there has been an Excess Deferral, a corrective distribution may be made to the Employee DURING THE PLAN YEAR IF:

                             (A) The Employee requests such distribution and designates in writing the distribution as an Excess Deferral, and

                             (B) The correcting distribution is made after the Plan received the amount of the Excess Deferral, and

                             (C)   The Plan designates in writing the
                                   distribution as a distribution of an Excess
                                   Deferral.

                             (D)   CALCULATION OF INCOME DURING PLAN YEAR

                                   The income allocable to the Excess Deferral is to be distributed with the Excess Deferral. The determination of allocable income during the Plan Year is made by multiplying the income allocable to Pre-Tax Contributions for the period from the beginning of the Plan Year to the date on which the distribution is made by a fraction, the numerator of which is the amount of Excess Deferral made by the Employee for the Plan Year, and the denominator of which is the sum of (i) such Employee's total Pre-Tax Contribution Account balance as of the beginning of the Plan Year plus (ii) such Employee's Pre-Tax Contributions for such Plan Year through the date of distribution.

                   (iv)      CORRECTIVE DISTRIBUTION AFTER THE END OF THE PLAN
                             YEAR

                             (A) If the Employee notifies the Plan of the amount of Excess Deferrals not later than March 15 following the close of the Plan Year, then not later than April 15 following the close of the Plan Year, the Plan may distribute the Excess Deferrals and any income allocable to such amount.

                             (B)   CALCULATION OF INCOME FOR THE PLAN YEAR

                                   The income allocable to the Excess Deferral must also be distributed by the April 15 following the close of the Plan Year. The determination of allocable income for the Plan Year is made by multiplying the net gain (as set forth in Article 6) for the Plan Year allocable to Pre-Tax Contributions by a fraction, the numerator of which is the amount of Excess Deferrals made by the Employee in the Plan Year, and the denominator of which is the sum of (i) such Employee's total Pre-Tax Contribution Account balance as of the beginning of the Plan Year, plus (ii) such Employee's Pre-Tax Contributions for the Plan Year.

                   (v) No corrective distribution of Excess Deferrals will be permitted after the April 15 following the close of the Plan Year for which there was a Pre-Tax Contribution.

                   (vi) Any Excess Deferral remaining in the Plan shall be subject to the Pre-Tax Contribution withdrawal restrictions found in Section 9.1 and shall be includable in the Employee's gross income when distributed from the Plan.

          (e) A Participant's Pre-Tax Contributions may also be limited under Article 15.

5.2       LIMITATIONS ON POST-TAX CONTRIBUTIONS AND EMPLOYER MATCHED
          CONTRIBUTIONS

          (a) For purposes of determining the maximum Post-Tax Contribution and Employer Matched Contribution, a Contribution Deferral Percentage shall be determined for each Participant and each Employee who is eligible to be, but who is not, a Participant.

          (b) The Contribution Deferral Percentage for each Participant and Covered Employee shall be determined in accordance with Code
                   Section 401 (m) and the regulations thereunder. The Contribution Deferral Percentage for eligible Highly Compensated Employees for the Plan Year shall be the average of the ratios of the eligible Highly Compensated Employees. This will be compared to the Contribution Deferral Percentage for the Non-highly Compensated Employees for the Plan Year, which will be the average of the ratios of the eligible Non-highly Compensated Employees.

                   Effective for Plan Years beginning on or after January 1, 1999, the following provisions shall apply in lieu of the preceding provisions of this Section 5.2(b): The Contribution Deferral Percentage for each Participant and Covered Employee shall be determined in accordance with Code Section 401(m) and the regulations thereunder. The Contribution Deferral Percentage for eligible Highly Compensated Employees for a Plan Year shall be the average of the ratios of the eligible Highly Compensated Employees for that Plan Year. This will be compared to the Contribution Deferral Percentage for the Non-highly Compensated Employees for the prior Plan Year, which will be the average of the ratios of the eligible Non-highly Compensated Employees for the prior Plan Year.

          (c) The Contribution Deferral Percentage for any Plan Year for eligible Highly Compensated Employees shall not exceed the greater of either (i) or (ii) below:

                   (i) One hundred and twenty-five percent (125%) of the Contribution Deferral Percentage of the eligible Non-highly Compensated Employees, or

                   (ii) The lesser of the amounts determined under (A) or (B) following (or such other amount as may be prescribed in applicable regulations under the Code to prevent multiple use of the alternative limitation set forth in this clause (ii)):

                             (A)   Two hundred percent (200%) of the
                                   Contribution Deferral Percentage of eligible
                                   Non-highly Compensated Employees, or

                             (B) The Contribution Deferral Percentage of the eligible Non-highly Compensated Employees plus two percentage points (2%).

                   Effective for Plan Years beginning on or after January 1, 1999, the following provisions shall apply in lieu of the preceding provisions of this Section 5.2(c):

                   The Contribution Deferral Percentage for any Plan Year for eligible Highly Compensated Employees shall not exceed the greater of either (i) or (ii) below:

                   (i) One hundred and twenty-five percent (125%) of the Contribution Deferral Percentage of the eligible Non-highly Compensated Employees for the prior Plan Year, or

                   (ii)      The lesser of the amounts determined under (A) or
                             (B) following (or such other amount as may be prescribed in applicable regulations under the Code to prevent multiple use of the alternative limitation set forth in this clause (ii)):

                             (A)   Two hundred percent (200%) of the
                                   Contribution Deferral Percentage of eligible
                                   Non-highly Compensated Employees for the prior Plan Year, or

                             (B) The Contribution Deferral Percentage of the eligible Non-highly Compensated Employees for the prior Plan Year plus two percentage points (2%).

          (d)      PROCEDURE TO LIMIT POST-TAX AND EMPLOYER MATCHED CONTRIBUTION

                   (i)       PRIOR TO THE END OF THE PLAN YEAR

                             The Administrator may determine prior to the end of the Plan Year whether there is a reasonable expectation that the Contribution Deferral Percentage results satisfy either of the tests contained in Section 5.2(c). In the event that neither of the tests described in Section 5.2 will be satisfied, the following procedure will be followed:

                             (A) The future unmatched Post-Tax Contributions, previously authorized, for each Highly Compensated Employee whose unmatched Post-Tax Contributions are at the highest dollar amount shall be reduced by a uniform amount, not to exceed one dollar ($1.00) such that the Contribution Deferral Percentage for the Highly Compensated Employees will satisfy a test in Section 5.2(c). If a test in Section 5.2(c) is still not satisfied after the adjustments in the immediately preceding sentence have been made, then similar adjustments shall be made to the unmatched Post-Tax Contributions for each Highly Compensated Active Participant whose unmatched Post-Tax Contributions are at the next highest dollar amount until such time as the Contribution Deferral Percentage for the Highly Compensated Employees will satisfy a test in Section 5.2(c). This process shall continue until one of the tests is satisfied, or there are no further unmatched Post-Tax Contributions to reduce, or the Contribution Deferral Percentage would be reduced below the highest level attributable to a Highly Compensated Employee.

                             (B)   In the event that none of the tests
                                   described in Section 5.2(c) will be
                                   satisfied under (A) above, the future
                                   matched Post-Tax Contributions and the
                                   Employer Matched Contributions attributable to them for each Highly Compensated Employee whose matched Post-Tax Contributions and Employer Matched Contributions attributable to them are at the highest dollar amount shall be reduced by a uniform amount, not to exceed one dollar ($1.00), such that the Contribution Deferral Percentage for the Highly Compensated Employees will satisfy a test in Section 5.2(c). If a test in Section 5.2(c) is still not satisfied after the adjustments in the immediately preceding sentence have been made, then similar adjustments shall be made to the matched Post-Tax Contributions and attributable Employer Matched Contributions for each Highly Compensated Active Participant whose matched Post-Tax Contributions and Employer Matched Contributions attributable to them are at the next highest dollar amount until such time as the Contribution Deferral Percentage for the Highly Compensated Employees will satisfy a test in Section 5.2(c). This process shall continue until such time as a test in Section 5.2(c) is satisfied.

                             (C)   Any such reduction of future Post-Tax
                                   Contributions or Employer Matched
                                   Contributions shall remain in force until the January 1 immediately following.

                             (D) The amount resulting from a reduction in an Active Participant's future Post-Tax Contribution in Section 5.2 will not be considered a Contribution and no future Employer Matched Contributions will be made relating to such.

                   (ii)            SUBSEQUENT TO THE END OF THE PLAN YEAR

                             (A) If it is determined subsequent to the end of the Plan Year that the tests in Section 5.2(c) have not been met, the Excess Aggregate Contributions and the income allocable thereto for the Highly Compensated Employees must be calculated.

                                  (1)    AMOUNT

                                         The amount of Excess Aggregate
                                         Contributions for each Highly
                                         Compensated Employee is determined
                                         using the leveling method as set forth
                                         in Sections 5.2(d)(i)(A) and
                                         5.2(d)(i)(B).

                                  (2)    DESIGNATION AND DISTRIBUTION

                                         Such Excess Aggregate Contributions are
                                         to be designated as such by the Company
                                         and to the extent consisting of
                                         Post-Tax Contributions, must be
                                         distributed to the appropriate Highly
                                         Compensated Employee within twelve
                                         months of the close of the Plan Year,
                                         and, to the extent consisting of
                                         Employer Matched Contributions, shall
                                         be forfeited and applied in accordance
                                         with Section 6.13.

                                   (3)   CALCULATION OF INCOME FOR PLAN YEAR

                                         The income allocable to the Excess
                                         Aggregate Contribution must also be
                                         distributed within twelve months of the
                                         close of the Plan Year. The
                                         determination of allocable income for
                                         the Plan Year is made by multiplying
                                         the net gain (as set forth in Article
                                         6) for the Plan Year allocable to
                                         Post-Tax Contributions and Employer
                                         Matched Contributions by a fraction,
                                         the numerator of which is the Excess
                                         Aggregate Contribution for the Highly
                                         Compensated Employee for the Plan Year
                                         and the denominator of which is the sum
                                         of (i) such Employee's total Post-Tax
                                         Contribution Account balance plus
                                         Employer Matched Contribution Account
                                         balance as of the beginning of the Plan
                                         Year plus (ii) such Employee's Post-
                                         Tax Contributions and Employer Matched
                                         Contributions for the Plan Year.

          (e) A Participant's Post-Tax and Employer Matched Contributions may also be limited under Article 15.

5.3       PROCEDURE IF MULTIPLE USE LIMITATION IS EXCEEDED

          (a) If it is determined subsequent to the performance of the tests in Sections 5.1 and 5.2 and subsequent to the end of the Plan Year, that there has been an impermissible multiple use of the alternative limitations set forth in Sections 5.1(b)(ii) and 5.2(c)(ii), the Contribution Deferral Percentage for each Highly Compensated Employee must be reduced in the same manner as set forth in Section 5.2(d) so that there is no multiple use of the alternative limitation. The required reduction shall be treated as an Excess Aggregate Contribution, in the same manner as set forth in
                   Section 5.2(d)(ii).

          (b) If the reduction in (a) above is not sufficient, then the Actual Deferral Percentage for each Highly Compensated Employee must be reduced in the same manner as set forth in
                   Section 5.1(c) so that there is no multiple use of the alternative limitation. The required reduction shall be treated as an Excess ADP Contribution, in the same manner as set forth in Section 5.1(c)(ii).

                                    ARTICLE 6
                                    ---------
                                    ACCOUNTS
                                    --------

6.1       ACCOUNTS

          The Administrator shall maintain in the name of each Participant or Former Participant such of the following Accounts as shall be applicable:

          (a)      A Pre-Tax Contribution Account;

          (b)      A Post-Tax Contribution Account;

          (c)      An Employer Matched Contribution Account;

          (d)      An Employer SDRP Contribution Account;

          (e)      A Former PAYSOP Account; and

          (f)      A Former Employer Supplemental Contribution Account;

          Such Accounts shall be administered in the manner hereinafter provided.

6.2       ACCOUNTS REPRESENT UNDIVIDED INTERESTS

          The portion of balances standing to the credit of the Pre-Tax Contribution Account, the Post-Tax Contribution Account, the Employer Matched Contribution Account, the Employer SDRP Contribution Account, the Former PAYSOP Account, the Former Employer Supplemental Contribution Account, the Employer Forfeiture Account and the suspense account referred to in Section 6.12 that is invested in one of the Investment Funds shall represent an undivided interest in such fund.

6.3       ACCOUNT VALUES

          The value of an Account on any date shall be its value determined on the coinciding or immediately preceding Valuation Date plus any contributions and other amounts subsequently credited thereto, and less any distributions and other amounts subsequently charged thereto.

6.4       VALUATION OF INVESTMENT FUNDS

          As of each Valuation Date, the Trustee shall compute the value of each Investment Fund from which shall be determined the net gain and loss of such Fund since the immediately preceding Valuation Date.

          The net gain or loss shall include any unrealized and realized profits or losses, and any dividends, interest, or other income and any expenses which are due or accrued, but shall not include contributions made by the Employer or a Participant and distributions made to a Participant, Former Participant or Beneficiary. The cost basis for shares of Company Stock purchased since the prior Valuation Date shall be the average cost per share; such average based on all purchase and sale prices in the Fund since the prior Valuation Date.

6.5       ALLOCATION OF NET GAIN OR LOSS OF INVESTMENT FUNDS TO ACCOUNTS

          (a) As of each Valuation Date, the net gain or loss of each Investment Fund shall be allocated among the appropriate Accounts in proportion to the ratio of:

                   (i) The value of the portion of each such Account that is, and has been continuously, invested in such Investment Fund as of the immediately preceding Valuation Date; to

                   (ii)      The aggregate of the amounts computed under clause
                             (i) above for all Accounts that are invested in such Investment Fund as of such immediately preceding Valuation Date.

          (b) The Administrator may, however, adopt such procedures as it considers equitable to establish a proportionate crediting of the net gain or loss of the Investment Fund or Investment Funds for contributions made since the last Valuation Date.

          (c)      In determining the value of the appropriate Accounts under
                   Section 6.5 as of the immediately preceding Valuation Date, there shall be excluded any amounts forfeited in accordance with Section 8.3 since such date.

6.6       BASIS OF VALUATION

          In determining the value of any Investment Fund pursuant to the provisions of Section 6.4, the Trustee shall use the following values: securities listed on any nationally recognized securities exchange shall be valued at the closing price reported on any such exchange on the Valuation Date, or, if there were no sales on the Valuation Date, then at the quoted bid price on the Valuation Date. Securities not listed on a recognized stock exchange shall be valued at the quoted closing bid price on the Valuation Date. A unit of participation in a common trust fund maintained by the Trustee or a share in a mutual fund shall be valued at the unit value, or share price respectively, in effect on the Valuation Date. Securities with respect to which there were no available sale prices or bid prices on the Valuation Date, and any other investments, shall be valued at prices deemed by the Trustee to represent the fair market value thereof on the Valuation Date.

6.7       ADMINISTRATION OF PRE-TAX CONTRIBUTION ACCOUNT

          (a) There shall be credited to the Pre-Tax Contribution Account of a Participant all Pre-Tax Contributions made pursuant to
                   Section 4.1 and all Qualified Plan Rollover Contributions made pursuant to Section 17.12 on behalf of such Participant.

          (b) There shall be charged against such Account withdrawals by the Participant pursuant to Section 10.1 hereof.

6.8       ADMINISTRATION OF POST-TAX CONTRIBUTION ACCOUNT

          (a) There shall be credited to the Post-Tax Contribution Account of a Participant all Post-Tax Contributions made by such Participant under this Plan.

          (b) There shall be charged against such Account withdrawals by the Participant in accordance with Section 10.2 hereof.

6.9       ADMINISTRATION OF EMPLOYER MATCHED CONTRIBUTION ACCOUNT

          (a) There shall be credited to the Employer Matched Contribution Account of a Participant all Employer Matched Contributions made on behalf of such Participant under this Plan.

          (b) There shall be charged against such Account withdrawals by the Active Participant in accordance with Section 10.3 hereof.

6.9A      ADMINISTRATION OF EMPLOYER SDRP CONTRIBUTION ACCOUNT

          There shall be credited to the Employer SDRP Contribution Account of a Participant all Employer SDRP Contributions made on behalf of such Participant under this Plan. No withdrawals or loans are permitted from such Account.

6.10      ADMINISTRATION OF FORMER PAYSOP ACCOUNT

          No further amounts shall be credited to the Former PAYSOP Account. Such Account shall consist of stock and funds of the Participant's or Former Participant's former PAYSOP and former Supplemental PAYSOP Account (as such contributions ceased, effective December 31,1987). No withdrawals or loans are permitted from such Account.

6.11      ADMINISTRATION OF THE FORMER EMPLOYER SUPPLEMENTAL CONTRIBUTION
          ACCOUNT

          No amounts attributable to Plan Years after 1988 shall be credited to the Former Employer Supplemental Contribution Account of a Participant or Former Participant (as such provision ceased to be effective as of December 31, 1988). No withdrawals or loans are permitted from such Account.

6.12      ADMINISTRATION OF THE SUSPENSE ACCOUNT

          (a) There shall be credited to a suspense account the amount of any Contributions, Employer Matched Contributions and Employer SDRP Contributions for a Participant which are in excess of the amount permitted under Article 15 hereof.

          (b) The balance in such suspense account at the close of such Plan Year shall be accounted for as follows:

                   (i) The Post-Tax Contributions considered as excess under (a) above, including gains or less losses, shall be returned to the Participant before the end of the next Plan Year.

                   (ii) All such other Contributions, Employer Matched Contributions and Employer SDRP Contributions that are considered as excess under (a) above shall remain credited to this suspense account and reallocated in the following Plan Year as Employer Matched Contributions and Employer SDRP Contributions for such Plan Year (and succeeding Plan Years if necessary).

6.13      ADMINISTRATION OF THE EMPLOYER FORFEITURE ACCOUNT

          (a) There shall be credited to the Employer Forfeiture Account all funds creditable to such Account as provided in Section
                   8.3 hereof.

          (b) There shall be charged against such Account all amounts withdrawn from time to time and reallocated as Employer Matched Contributions or Employer SDRP Contributions.

6.14      CREDITING OF CONTRIBUTIONS

          Pre-Tax Contributions and Post-Tax Contributions shall be credited to the appropriate Account or Accounts of such Participants no later than the end of the quarter for which such contributions are attributable or as soon thereafter as administratively possible. Employer Matched Contributions and Employer SDRP Contributions made for the benefit of Participants with respect to a particular Plan Year shall be credited to the appropriate Accounts of such Participants no later than the end of the quarter for which such Contributions are attributable or as soon thereafter as administratively possible.

6.15      EMPLOYEE CONTRIBUTION RECORDS

          The Administrator shall maintain a Pre-Tax Contribution record in the name of each Participant or Former Participant, in which shall be entered, in dollars and cents, the amount of each Pre-Tax Contribution made on behalf of such Participant; and a Post-Tax Contribution record in which shall be entered, in dollars and cents, the amount of each Post-Tax Contribution made by such Participant. Each such record shall at all times carry a current cumulative balance as of the preceding Valuation Date plus Contributions, distributions and withdrawals made in the interim since such Valuation Date.

6.16      UNIT ACCOUNTING

          The Administrator may, for administrative purposes, establish unit values for one or more Investment Funds or any portion thereof and maintain the Accounts setting forth each Participant's interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Administrator shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is thus established for any Investment Fund (or any portion thereof) the value of a Participant's interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

                                    ARTICLE 7
                                    ---------
                         RETIREMENT, DISABILITY OR DEATH
                         -------------------------------

7.1       BENEFIT AT RETIREMENT

          Upon attaining his/her Normal Retirement Age hereunder, a Participant shall be one hundred percent (100%) vested in and eligible to receive upon separation from service the value of his/her Pre-Tax Contribution Account, Post-Tax Contribution Account, Employer Matched Contribution Account, Employer SDRP Contribution Account, Former PAYSOP Account, and Former Employer Supplemental Contribution Account in the manner provided in Article 9 hereof.

7.2       DISABILITY BENEFIT

          A Participant who is Disabled shall be one hundred percent (100%) vested in and eligible to receive the value of his/her Pre-Tax Contribution Account, Post-Tax Contribution Account, Employer Matched Contribution Account, Employer SDRP Contribution Account, Former PAYSOP Account, and Former Employer Supplemental Contribution Account in the manner provided in Article 9 hereof.

7.3       DEATH BENEFIT

          Upon the death of a Participant, his/her Beneficiary shall be eligible to receive one hundred percent (100%) of the value of his/her Pre-Tax Contribution Account, Post-Tax Contribution Account, Employer Matched Contribution Account, Employer SDRP Contribution Account, Former PAYSOP Account, and Former Employer Supplemental Contribution Account in the manner provided in Article 9 hereof. Notwithstanding anything in the Plan to the contrary, as to each Participant for whom funds were transferred to an Employer SDRP Contribution Account as a result of the Merger, such Participant's Beneficiary shall not be entitled to receive the value of such Participant's Employer SDRP Contribution Account, unless such Beneficiary is named in a single written designation that expressly applies to both the Long-Term Savings Plan portion and the Self-Directed Retirement Plan portion of The Progressive Retirement Security Program. In the absence of such a designation, such Participant's Employer SDRP Contribution Account shall be paid upon such Participant's death to such Participant's "Beneficiary" under and within the meaning of The Progressive Corporation Supplemental Retirement Plan, as in effect immediately prior to the Merger.

                                    ARTICLE 8
                                    ---------
                            VESTING AND TERMINATIONS
                            ------------------------

8.1       VESTING

          A Participant is vested in his/her Accounts as follows:

          (a)      PARTICIPANT ACCOUNTS

                   Each Participant and Former Participant is one hundred percent (100%) vested in his/her Pre-Tax Contribution Account, Post-Tax Contribution Account, and Former PAYSOP Account.

          (b)      EMPLOYER MATCHED CONTRIBUTION ACCOUNT

                   (i) Each Participant and Former Participant shall be vested in his/her Employer Matched Contribution Account in accordance with the following schedule:

                                                              Vested
                               YEARS OF SERVICE               PERCENTAGE

                              Less than 1                         0%
                              1 but less than 2                  25%
                              2 but less than 3                  50%
                              3 but less than 4                  75%
                              4 or more                          100%

                  (ii) Notwithstanding (i) above, and due to the fact that class year vesting was eliminated effective December 31,1988, this transitional vesting section shall apply to any Participant for whom it produces a greater vested benefit than (i) above. A Participant's vested benefit in his/her Employer Matched Contribution Account as of December 31,1988 will be frozen (for calculation purposes only) and the amount maintained separately. To calculate the vested percentage of a Participant's Employer Matched Contribution Account, the frozen December 31,1988 balance will be added to the subsequent Employer Matched Contributions. This sum will be multiplied by the appropriate vested percentage corresponding to the Participant's Years of Service as determined in (i) above.

          (c) FORMER EMPLOYER SUPPLEMENTAL CONTRIBUTION ACCOUNT AND EMPLOYER SDRP CONTRIBUTION ACCOUNT

                  Each Participant or Former Participant shall be vested in his/her Former Employer Supplemental Contribution Account and Employer SDRP Contribution Account in accordance with the following schedule:

                                                                 Vested
                              YEARS OF SERVICE                 PERCENTAGE
                              ----------------                 ----------

                              Less than 5                           0%
                              5 or more                           100%

          (d)      SPECIAL VESTING PROVISIONS FOR MIDLAND EMPLOYEES

                   Effective June 30, 1998, and notwithstanding anything to the contrary set forth in the Addendum attached hereto entitled "Addendum to The Progressive Retirement Security Program ("Plan") Re: Former Participants Under The Midland Companies' Employee Savings Plan" ("Midland Addendum"), each Participant shall be fully vested in the balance of his/her Midland Matching Contribution Account, as defined in the Midland Addendum.

8.2       TERMINATION OF EMPLOYMENT

          The final vesting status of a Participant who terminates his/her Employment for any reason other than Retirement, Disability or death shall be determined as of his/her Termination of Employment, taking into consideration the provisions of Section 11.1. Such Participant shall become a Former Participant and shall be eligible to receive the value of his/her Pre-Tax Contribution Account, Post-Tax Contribution Account, Former PAYSOP Account, and the vested portion of his/her Employer Matched Contribution Account, the vested portion of his/her Employer SDRP Contribution Account and the vested portion of his/her Former Employer Supplemental Contribution Account as provided in
          Article 9 hereof.

8.3       FORFEITURES

          If a Former Participant who terminated Employment for reasons other than Retirement, Disability or death does not return to Employment during the Plan Year in which his/her Termination of Employment occurs, or if he/she dies after his/her Termination of Employment during that Plan Year, then the following provisions shall apply to the non-vested portion of his/her Employer Matched Contribution Account, Employer SDRP Contribution Account and Former Employer Supplemental Contribution Account:

          a) If he/she is 0% vested in his/her Employer SDRP Contribution Account and/or his/her Former Employer Supplemental Contribution Account, he/she shall be deemed to have received a distribution of $0.00 Dollars from such Employer SDRP Contribution Account, and/or Former Employer Supplemental Contribution Account, as the case may be, and the balance of such Account(s) shall be provisionally forfeited and such forfeiture shall be applied in accordance with Section 6.13 hereof.

          b) If he/she is less than 100% vested in his/her Employer Matched Contribution Account, the non-vested portion of such Account shall be provisionally forfeited and such forfeiture shall be applied in accordance with Section 6.13 hereof as of the earlier of (i) the date he/she receives a distribution of the vested portion of such Account, (ii) the fifth anniversary of the date of his/her Termination of Employment or (iii) the date he/she dies.

8.4       REEMPLOYMENT

          If a Participant who ceased to be an Employee returns to active Employment, an amount equal to the value of the provisionally forfeited non-vested portion of his/her Employer Matched Contribution Account, Employer SDRP Contribution Account and Former Employer Supplemental Contribution Account, determined as of the Valuation Date coincident with or next following the date he/she last ceased to be an Employee, will be reinstated by crediting such amounts to the Employee's respective Employer Matched Contribution Account, Employer SDRP Contribution Account and Former Employer Supplemental Contribution Account. The amounts so reinstated will be made from any unapplied forfeitures then available under the Plan, provided, however, that if unapplied forfeitures are less than the amount to be reinstated, the Employer will make a supplemental contribution to eliminate such insufficiency.

                                    ARTICLE 9
                                    ---------
                               PAYMENT OF BENEFITS
                               -------------------

9.1       APPLICATION FOR PAYMENT

          Application for distribution of benefits under this Plan shall be made by a Participant or Former Participant (or other claimant) in accordance with Section 9.5 hereof and approved by the Administrator before payment commences.

9.2       TIME OF PAYMENT

          (a) Distribution of benefits to a Participant (or Former Participant) on account of Retirement shall be made as soon as practicable after the Valuation Date coincident with or next following his/her Retirement.

          (b) Distribution of benefits to a Participant on account of Disability shall be made as soon as practicable after the Valuation Date coincident with or next following the Disabled Participant's application pursuant to Section 9.1.

          (c) In no event, however, will benefit payments to a Participant (or Former Participant) commence later than April 1 of the calendar year next following the later of (i) the calendar year in which such Participant (or Former Participant) attains age seventy and one-half (70-1/2) or (ii) the calendar year in which the Participant (or former Participant) terminates employment. Notwithstanding the foregoing, benefit payments to a Participant who is a 5% Owner shall commence no later than April 1 of the calendar year next following the calendar year in which the Participant attains age seventy and one-half (70-1/2). For purposes of this provision, the term "5% Owner" shall have the meaning set forth in Section 15.5(h) (iii) of the Plan. Any individual who receives a distribution of benefits prior to age fifty-nine and one-half (59-1/2) shall be advised by the Administrator that an additional federal income tax penalty may be imposed on all or a portion of such distribution unless made on account of death or Disability.

          (d) In the case of a Participant (or Former Participant) who dies before benefit payments have commenced all benefits in respect of such Participant (or Former Participant) shall be paid to his or her Beneficiary in a lump sum as soon as practicable after the Valuation Date coincident with or next following his or her death.

          (e) Subject to Section 9.2(h), distribution of benefits to a Participant who terminates Employment for reasons other than Retirement, Disability or death shall be made as soon as practicable after the Valuation Date coincident with or next following the date of his/her Termination of Employment where the Participant (or Former Participant) has made proper application.

          (f) If proper application has been made, distribution shall be made, in any event, not later than sixty (60) days after the close of the Plan Year in which the Participant or Former Participant attains age sixty-five (65) or terminates his/her Employment, whichever is later.

                   Where the amount to be distributed cannot be determined, distribution may be delayed, but in no event beyond sixty
                   (60) days after such amount is determined.

          (g) Notwithstanding anything to the contrary in this Section 9.2, while such Participant is in the employ of the Employer, no distribution from the Former PAYSOP Account may be made from a Participant's Account before the end of the eighty-fourth month beginning after the month in which it was allocated. In fact, no withdrawals are permitted from the Former PAYSOP Account pursuant to Section 10.4.

          (h) Notwithstanding anything provided in this Section 9.2 to the contrary, if the lump sum value of a Participant's Accounts does not exceed Five Thousand Dollars ($5,000), as determined quarterly by the Administrator, the Administrator, shall direct that the lump sum value of such Accounts be paid in total, in cash (unless the Employee elects Company Stock from his/her Former PAYSOP Account or Company Stock Fund pursuant to Section 9.4), as soon as administratively feasible following the Participant's Termination of Employment, whether or not application for payment has been made in accordance with Section 9.1. Distribution will not be made without the Participant's consent if the lump sum value of the Participant's Accounts is $5,000 or more at the time of proposed distribution or at the time of any prior distribution. Such Five Thousand Dollar ($5,000) amount shall be automatically adjusted in subsequent years in accordance with regulations under the Code.

          (i) No distribution shall be made to any Participant before his Normal Retirement Date unless:

                   (i) his prior written consent has been obtained by the Administrator; or

                   (ii) the aggregate balance of his Accounts, determined as of the Valuation Date coinciding with or immediately preceding the proposed date of distribution, does not exceed $5,000.

                   If the Participant's consent is required under this Section 9.2(i), but is not obtained by the Administrator prior to the time the distribution is to be made under Section 9.2, the distribution shall be made as soon as reasonably practicable following the earlier of (1) the Participant's Normal Retirement Date, (2) the date the Administrator receives satisfactory evidence of the Participant's death, or (3) the date the Administrator obtains the Participant's written consent.

          (j)      All distributions under the Plan will comply with code
                   Section 401(a)(9) and the regulations thereunder.

9.3       FORM OF PAYMENT

          A Participant, Former Participant or Beneficiary shall receive the value of his/her Accounts payable in cash or shares of Company Stock (if invested in Company Stock Fund at Termination) as elected by the Participant in the form of a lump sum payment. However, a Participant may elect to receive in-kind distributions of securities held in his Brokerage Account.

          However, if a Participant's entire Account consists of only the Partnership Share, the distribution shall be in cash (due to the small value of such an Account).

9.4       DETERMINATION OF VALUE OF PAYMENT

          The value of the Accounts to be distributed to a Participant, Former Participant or Beneficiary shall be determined as of the earliest Valuation Date that is at least seven (7) days after receipt of a written request for such distribution.

9.5       CLAIMS PROCEDURE

          (a) The Administrator shall establish reasonable procedures under which a claimant, who may be a Participant, Former Participant or Beneficiary, may present a claim for benefits under this Plan.

          (b) Unless such claim is allowed in full by the Administrator, written notice of the denial shall be furnished to the claimant within ninety (90) days (which may be extended by a period not to exceed an additional ninety (90) days if special circumstances so require and proper written notice to the claimant is given prior to the expiration of the initial ninety (90) day period) setting forth the following in a manner calculated to be understood by the claimant:

                   (i)     The specific reason(s) for the denial;

                   (ii)    Specific reference(s) to any pertinent
                           provision(s) of the Plan or rules promulgated pursuant thereto on which the denial is based;

                   (iii) A description of any additional information or material as may be necessary to perfect the claim, together with an explanation of why it is necessary; and

                   (iv) An explanation of the steps to be taken if the claimant wishes to resubmit his/her claim for review.

          (c) Within a reasonable period of time after the denial of the claim, but in any event, not to be more than sixty (60) days, the claimant or his/her duly authorized representative may make written application to the Administrator for a review of such denial. The claimant or his/her representative, may review documents held by the Administrator and pertinent to the denial of such claim, and may submit a written statement of issues and comments.

          (d) If an appeal is timely filed, the Administrator shall conduct a full and fair review of the claim and mail or deliver to the claimant its written decision within sixty (60) days after the claimant's request for review (which may be extended by a period not to exceed an additional sixty (60) days if special circumstances or a hearing so require and proper written notice to the claimant is given prior to the expiration of the initial sixty (60) day period). Such decision shall:

                   (i) Be written in a manner calculated to be understandable by the claimant;

                   (ii)    State the specific reason(s) for the decision; and

                   (iii) Make specific reference to pertinent provision(s) of the Plan.

9.6       FACILITY OF PAYMENT

          If the Administrator determines that a Participant, Former Participant or Beneficiary entitled to receive benefits under this Plan is (at the time such benefit is payable) a minor or physically, mentally or legally incompetent to receive such benefit and that another person or an institution has legal custody of such minor or incompetent individual, the Administrator may cause payment to be made to such person or institution having custody of such Participant, Former Participant or Beneficiary. Such payment, to the extent made, shall operate as a complete discharge of obligation by the Administrator, the Employer, the Trustee and the Fund.

                                   ARTICLE 10
                                   ----------
                     WITHDRAWALS AND LOANS DURING EMPLOYMENT
                     ---------------------------------------

10.1      IN-SERVICE WITHDRAWALS FROM PRE-TAX CONTRIBUTION ACCOUNT

          (a) If a Participant has attained age 59-1/2, such Participant may at any time, by filing written application with the Administrator, make an in-service withdrawal from his/her Pre-Tax Contribution Account.

          (b)      (i)     If a Participant has not attained age 59-1/2, such
                           Participant may make an in-service withdrawal of not less than $250.00 from his/her Pre-Tax
                           Contribution Account only in the event of Hardship and only to the extent that such in-service withdrawal is necessary to satisfy the Hardship.
                           The Participant must request the withdrawal in writing from the Administrator.

                   (ii)    SAFE-HARBOR

                           A request for an in-service withdrawal will be deemed to be necessary to satisfy a Hardship only if all of the following requirements are met:

                           (A) The amount of the withdrawal does not exceed the amount of the Hardship plus amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and

                           (B) The Participant has obtained all withdrawals (other than Hardship withdrawals) and all nontaxable loans available under this Plan and any other plan maintained by the Employer, and

                           (C) The Participant certifies in writing that the amount of the requested Hardship withdrawal is necessary to satisfy an immediate and heavy financial need and that such need cannot reasonably be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of assets,
                                  (iii) by discontinuing Plan contributions,
                                  (iv) by other distributions or non-taxable loans from any other plans maintained by Progressive or any other current or former employer of the Participant or (v) by borrowing from commercial sources on reasonable commercial terms.

          (c) The amount of the Pre-Tax Contribution Account available for withdrawal shall include:

                   (i) The Pre-Tax Contributions and earnings as of December 31, 1988, and

                   (ii) The Pre-Tax Contributions made on or after January 1, 1989, but shall not include any income on such Account subsequent to that date.

10.2      IN-SERVICE WITHDRAWALS FROM POST-TAX CONTRIBUTION ACCOUNT

          (a) A Participant may at any time file a written application with the Administrator to make a voluntary withdrawal of not less than $250.00 from his/her Post-Tax Contribution Account for any reason.

          (b) The entire Post-Tax Contribution Account balance including income attributable to such Account, is available for withdrawal. Any withdrawal will be processed as follows:

                   (i) First, from the pre-1987 Post-Tax Contribution Account balance,

                   (ii) Next, from income on the pre-1987 Post-Tax Contribution Account balance together with Contributions (and income thereon) made to the post-1986 Post-Tax Contribution Account.

                   Such amount shall be on a pro rata basis between Contributions and income thereon, pursuant to Code Section 72.

10.3      IN-SERVICE WITHDRAWALS FROM EMPLOYER MATCHED CONTRIBUTION ACCOUNT

          (a) An Active Participant may file a written application with the Administrator to make a withdrawal from his/her vested Employer Matched Contribution Account balance not to exceed the following:

                   (i) if the Active Participant has been a Participant in the Plan for less than five (5) years, an amount equal to the sum of all Employer Matched Contributions made in respect to such Participant at least two (2) years prior to the date of the withdrawal; or

                   (ii) if the Active Participant has been a Participant in the Plan for at least five (5) years, the entire vested balance of such Participant's Employer Matched Contribution Account.

                   An Active Participant may make such a withdrawal no more frequently than once per Plan Year.

          (b) An in-service withdrawal from an Active Participant's Employer Matched Contribution Account is not available unless the Active Participant has filed an application and is eligible to receive a withdrawal of Contributions pursuant to either 10.1 or 10.2, subject to the further requirement that a withdrawal of all available Post-Tax Contributions pursuant to 10.2 must first occur.

10.4      NO WITHDRAWALS AVAILABLE FROM OTHER ACCOUNTS

          (a) No withdrawals under any circumstances shall be available from:

                   (i) The non-vested portion of the Employer Matched Contribution Account,

                   (ii)    The Former PAYSOP Account,

                   (iii)   The Former Employer Supplemental Contribution
                           Account, or

                   (iv)    The Employer SDRP Contribution Account.

          (b) No withdrawals are available to anyone other than an Active Participant and Inactive Participants as specifically noted in Sections 10.1 and 10.2; that is, no Former Participants or

                   Beneficiaries are eligible to make withdrawals from any Accounts, as they may request distribution pursuant to
                   Section 9.1.

10.5      PAYMENT OF WITHDRAWALS

          (a) Withdrawals shall be processed not less frequently than bi-weekly. Withdrawals shall be distributed as soon as practicable after the date the Participant's application for withdrawal is received, provided full documentation is enclosed.

          (b) The amount of the withdrawal shall be based upon the value of the Participant's Pre-Tax Contribution Account, Post-Tax Contribution Account, and Employer Matched Contribution Account (as restricted by Section 10.3) as applicable, determined as of the Valuation Date coincident with or immediately preceding the Administrator's receipt of a request for such withdrawal; provided, however, all Stock shall be valued using the closing price on the business day immediately preceding the date the withdrawal is processed.

          (c) Unless the Participant otherwise directs in writing, each withdrawal shall be charged to each of the Investment Funds (other than the Brokerage Account) in which any portion of his/her Accounts are invested in the proportion that the balance held in such Investment Fund bears to the aggregate balance held in all such Investment Funds. Notwithstanding anything in this Plan to the contrary, no withdrawals shall be made from any Participant's Brokerage Account.

10.6      LOANS TO PARTICIPANTS

          (a) As approved by the Administrator, a Participant may at any time borrow an amount as set forth in Section 10.6(b) under the terms and conditions of this Section 10.6.

          (b) The Administrator shall investigate each application for a loan. In addition to such rules and regulations as the Administrator may adopt, all loans shall comply with the following terms and conditions:

                   (i) An application for a loan by a Participant shall be made to the Administrator in such manner as the Administrator shall prescribe. The loan application will include a promissory note executed by the borrowing Participant obligating the Participant to repay the loan through payroll deduction of substantially level payments made no less frequently than quarterly within the term described in Section 10.6(b)(vi).

                   (ii) No loans will be available for the purchase of a primary residence.

                   (iii) Each loan shall be secured by the borrower's entire right, title and interest in and to the trust fund (not to exceed the amount of the loan), evidenced by the Participant's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

                   (iv) The minimum loan amount shall be one thousand dollars ($1,000).

                   (v) The loan amount requested must be a multiple of $100. The outstanding balance of each loan amount (plus the highest outstanding balance of all other loans made from this Plan within the immediately preceding twelve-month period) shall not exceed the lesser of:

                             (A)      $50,000; or

                             (B) Fifty percent (50%) of the Participant's vested Account(s) based on the Participant's Pre-Tax Contribution
                                      Account, Post-Tax Contribution Account,
                                      and Employer Matched Contribution Account.

                   (vi) Effective January 1, 1999, the period of repayment of any loan shall not exceed four (4) years.

                   (vii) Repayment Options: A loan may be prepaid without penalty by paying the balance of the loan plus accrued interest in a lump sum payment.

                   (viii) Each loan shall bear interest at a rate to be set and reviewed periodically by the Administrator and, in determining the interest rate, the Administrator shall take into consideration commercial interest rates currently being charged by persons in the business of lending money for loans which would be made under similar circumstances. The Administrator shall not discriminate among Participants in the matter of interest rates. To the extent permitted by law, the interest rate on any loan will not be adjusted.

                   (ix) Effective January 1, 1999, no application for a loan by the Participant will be approved if it would cause the Participant to have more than two
                             (2) loans outstanding.

                   (x) Effective January 1, 1999, the Administrator may deduct from the proceeds of each loan any fee, not to exceed $50.00, imposed by any third party administrator for processing loans.

          (c)      (i)       Loans shall be processed not less frequently
                             than bi-weekly. For all purposes relating to loans, the value of the Participant's Account shall be determined as of the Valuation Date coinciding with or immediately following receipt of a loan application by the Administrator; provided, however, all Stock shall be valued using the closing price on the business day immediately preceding the date the withdrawal is processed.

          (d) A Participant whose Employment terminates shall have 30 days from the date of termination to repay the loan. Repayment must be made by check or money order in a lump sum for the remaining loan balance plus accrued interest. However, a Participant whose active Employment terminates as a result of a leave of absence approved by his or her Employer may continue to repay his or her loan in installments payable in the amounts and at the times that payroll deduction payments would have been made had he continued in active Employment.

          (e) In the event of a default on any loan the entire outstanding principal balance of the loan plus all accrued interest shall be immediately due and payable and the Administrator is authorized (to the extent permitted by law) to take any and all actions necessary or appropriate to collect such sums. However, foreclosure on and reduction of a Participant's Plan benefits in repayment of a loan shall not occur until an event has occurred which would entitle the Participant or his/her Beneficiary to receive a distribution of his/her Plan benefits, provided that the amount of such distribution shall be reduced by the outstanding principal amount of the loan plus all accrued interest. For purposes of the preceding provisions, "default" means any of the following events:

                   (i) failure of any Participant whose Employment has terminated to repay the entire outstanding principal balance of the loan plus accrued interest within the time specified in Section 10.6(d); or

                   (ii) any other failure of a Participant to make any required payment of principal or interest on any loan within thirty (30) days following the date such payment was due.

          (f) Anything in this Section 10.6 to the contrary notwithstanding, all loans will comply with the terms of Code
                   Section 72(p).

          (g) The source of funds for each loan shall be those Trust assets comprising first, the Participant's Post-Tax Contribution Account, followed by the Participant's Pre-Tax Contribution Account, and finally, the vested portion of the Participant's Employer Matched Contribution Account. Within each such Account funds for the Participant's loan shall be withdrawn from each Investment Fund (other than the Brokerage Account) in which any portion of such Account is invested in the proportion that the balance held in such Investment Fund bears to the aggregate balance held in all such Investment Funds, unless the Participant elects otherwise in writing. Notwithstanding anything in this Plan to the contrary, funds invested in a Brokerage Account shall not be available for loans to any Participant.

          (h) Funds paid by a Participant in repayment of a loan shall be invested in the same manner as the Participant has elected for Pre-Tax and/or Post-Tax Contributions, as applicable.

          (i) Notwithstanding the foregoing, no loan shall be made to a Participant during the period in which the Administrator is making a determination of whether a domestic relations order affecting the Participant's Account is a Qualified Domestic Relations Order. Further, if the Administrator is in receipt of a Qualified Domestic Relations Order with respect to any Participant's Account, it may prohibit such Participant from obtaining a loan until the alternate payee's rights under such order are satisfied.

          (j) In the event that a payment is required to be made to a Beneficiary upon the death of a Participant or an alternate payee pursuant to a Qualified Domestic Relations Order, while the Participant whose Account is the subject of such order has a loan outstanding, the Administrator, in its discretion, may direct that the Participant's promissory note be transferred to such Beneficiary or alternate payee, as applicable.

                                   ARTICLE 11
                                   ----------
                                     SERVICE
                                     -------

11.1      SERVICE

          An Employee's eligibility for benefits under the Plan shall be based on his Period of Service. For purposes of this Article 11, the following terms shall have the meanings shown.

          (a) HOUR OF SERVICE shall mean each hour credited to an Employee in accordance with the following provisions:

                   (i) An Employee shall be credited with one Hour of Service for each hour for which such Employee is paid, or entitled to payment, by an Employer for the performance of duties during the applicable computation period, with such Hours of Service being credited for the Plan Year in which the duties were performed.

                   (ii) An Employee shall be credited with an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer for the performance of services during a Plan Year, with such Hours of Service being credited for the Plan Year or Plan Years to which the award or agreement pertains (rather than the Plan Year or Plan Years in which the award, agreement, or payment is made).

                   (iii) An Employee also shall be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence but excluding payments for reimbursement for medical or medically related expenses and payments under a plan maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation and disability insurance laws; provided, however, that not more than 501 Hours of Service shall be credited to an Employee under this paragraph (c), on account of any single continuous period during which the Employee performs no duties for an Employer (whether or not such period occurs in a single computation period). A payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums. Such Hours of Service shall be credited for the Plan Year or, on a ratable basis, for the Plan Years with respect to which the payments are made.

          (b) PERIOD OF SEVERANCE shall mean the period of time which begins on an Employee's Termination of Employment date and which ends if he/she again completes an Hour of Service.

          (c) PERIOD OF SERVICE shall include the periods described in (i) and (ii) below.

                   (i) Period of Service shall include each period of time beginning on an Employee's date of employment or re-employment, as applicable, and ending on his/her next succeeding Termination of Employment.

                   (ii) Period of Service shall include the Period of Severance following an Employee's Termination of Employment date which resulted from his/her having quit, retired, or been discharged, if he/she again performs an Hour of Service before the first anniversary of the earlier of:

                             (A) The date on which he/she quit, retired, or was discharged, or

                             (B) The date on which he/she began an absence during which he/she quit, retired, or was discharged.

                   (iii) An Employee's Period of Service shall be determined by aggregating all the periods required to be taken into account under this Section 11.1(c) with less than whole years aggregated on the basis that twelve (12) months equals one (1) year and where any beginning or final fraction of a month shall equal one twelfth (1/12th) of a Year of Service. If the final month of employment includes the annual anniversary of their first date of employment, the Employee must work through such anniversary date in order to receive that month of Service.

          (d)      DETERMINATION OF TERMINATION OF EMPLOYMENT

                   (i) A Termination of Employment shall be deemed not to have occurred when an Employee is or has been absent from his employment either with or without pay due to:

                             (A)      A leave of absence granted by the
                                      Employer, provided the Employee resumes
                                      his employment promptly on the termination of such leave. The decision of the Employer on all questions of leaves of absence shall be final and conclusive.

                             (B) Service in the Armed Forces of the United States, including the Merchant Marine, to the extent the Employee retains reemployment rights with the Employer by law. Should an Employee fail to report for employment within the time required by law, or should he/she take employment elsewhere following military service before resuming employment with the Company, his/her Termination of Employment date shall be deemed to be the day he/she loses his reemployment rights with the Company under the law.

                   (ii) The Termination of Employment for a Maternity or Paternity Absence shall be the first anniversary of the first day of absence from employment due to a Maternity or Paternity Absence.

11.2      PRIOR SERVICE REINSTATED

          Upon reemployment of an Employee whose Termination of Employment under
          Section 11.1 occurred on or after the Effective Date as defined in
          Section 2.19, whether or not distribution has been made, any pre-break Period of Service shall be restored as of the date of his employment.

11.3      YEAR OF SERVICE

          An Employee shall be credited with one Year of Service for each full year in his/her Period of Service.

                                   ARTICLE 12
                                   ----------
                        PLAN OPERATION AND ADMINISTRATION
                        ---------------------------------

12.1      POWERS OF ADMINISTRATOR

          The Administrator will have full power to administer the Plan in all its details. Such power includes, but is not limited to, the following authority:

          (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

          (b) to interpret the Plan and to decide all matters arising thereunder, including the right to resolve or remedy any ambiguities, inconsistencies or omissions. All such interpretations shall be final and binding;

          (c) to compute the amount of benefits which will be payable to any Participant, Former Participant, Beneficiary or other person in accordance with the provisions of the Plan;

          (d)      to authorize disbursements from the Trust;

          (e) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under ERISA, the Code or other applicable law;

          (f) to appoint such agents, counsel, accountants and consultants as may be desirable to assist in administering the Plan;

          (g) To exercise the other powers that are expressly granted to it herein, or that are impliedly necessary for it to carry out any of its responsibilities hereunder; and

          (h) by written instrument, to delegate any of the foregoing powers and fiduciary responsibilities in accordance with
                   Section 405 of ERISA.

12.2      NONDISCRIMINATORY EXERCISE OF AUTHORITY

          The Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

12.3      RELIANCE ON TABLES, ETC.

          The Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, Trustee, counsel or other expert who is retained by the Administrator to assist it in administering the Plan.

12.4      NAMED FIDUCIARY

          The Administrator will be a "named fiduciary" for purposes of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of ERISA.

12.5      INDEMNIFICATION

          In addition to whatever rights of indemnification to which employees, officers and directors of the Company and of the other Employers may be entitled under the articles of incorporation, regulations, or bylaws of the Company or such Employers, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such employee, officer or director, including expenses, attorney's fees, judgments, fines and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion of the Company, the Employers or the Administrator provided under the Plan or the Trust Agreement, or reasonably believed by such person or persons to be provided thereunder, and any action taken by such person or persons in connection therewith.

12.6      NOTICES TO ADMINISTRATOR

          The Administrator shall designate one or more addresses where notices and other communications to the Administrator shall be sent. No notice or other communication shall be considered to have been given to or received by the Administrator until it has been delivered to the Administrator's attention at one of such designated addresses.

                                   ARTICLE 13
                                   ----------
                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

13.1      AMENDMENT

          The Company may amend the Plan and Trust Agreement in any respect at any time, for any reason and as to all Employers by action of the Company's Board of Directors, provided, however, that any amendment that is required by law or that will not require any Employer to increase the contributions it must make to the Plan may be approved by the Company's Chairman, President or Chief Executive Officer, or the holder of any similar successor office, which approval shall be conclusively evidenced by such officer's execution of such amendment, and further provided that the Company may not:

          (a) amend the Plan or Trust Agreement in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of Participants, Former Participants and their Beneficiaries (except as permitted herein), unless such amendment is permitted by law, governmental regulation or ruling;

          (b) amend the Plan or Trust Agreement retroactively in such a manner as would deprive any Participant or Former Participant of any benefit to which he/she was entitled under the Plan by reason of Contributions made prior to the amendment, unless such amendment is necessary to conform the Plan or Trust Agreement to, or satisfy the conditions of, any law, governmental regulation or ruling, or to permit the Trust and the Plan to meet the requirements of Sections 401(a) and 501(a) of the Code;

          (c) to amend the Plan or Trust Agreement in such manner as would increase the duties or liabilities of the Trustee or reduce its fee for services thereunder, unless the Trustee consents thereto in writing;

          (d) amend the Plan to reduce a Participant's vesting percentage determined as of the later of the date such amendment is effective or adopted; or

          (e)      amend the Plan to revise the vesting schedule unless:

                   (i) Each Participant's vesting percentage under such amendment is not less at any time than the vesting percentage determined without regard to such amendment; or

                   (ii) Each Participant who has completed three or more Years of Service (whether or not consecutive) is permitted to make an election to have his/her vesting percentage determined without respect to such amendment; such an election shall be irrevocable and shall be made within the period beginning with the date on which such amendment is adopted and ending no later than the latest of the following:

                             (A)      Sixty (60) days after the day such
                                      amendment is adopted;

                             (B)      Sixty (60) days after the date such
                                      amendment becomes effective; or

                             (C)      Sixty (60) days after the day the
                                      Participant is issued written notice of
                                      the amendment.

13.2      TERMINATION

          The Company has established the Plan with the bona fide intention and expectation that contributions will be continued indefinitely, but the Company will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan, terminate the Plan or permit any Employer to withdraw from the Plan at any time for any reason by action of the Company's Board of Directors without any liability whatsoever for any such discontinuance, termination or withdrawal. In the event of the termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the balance of each affected Participant's Accounts shall be nonforfeitable. Upon termination of the Plan, the Trustee will distribute to each Participant, Former Participant or Beneficiary, as the case may be, the value of the Participant's, Former Participant's or Beneficiary's Accounts, determined as of the Valuation Date coinciding with or immediately following the date of termination, in a single lump sum cash payment. However, if a successor plan is established within the meaning of, and within the time limits prescribed by, Section 401(k)(2)(B)(i)(II) of the Code or applicable regulations thereunder, distributions shall be made to Participants and Former Participants only in accordance with Articles 7 and 10. Upon the completion of distributions to all Participants, Former Participants or Beneficiaries, as the case may be, no Participant, Former Participant, Beneficiary or person claiming under or through them, will have any claims in respect of the Plan.

13.3      LIQUIDATION OF THE FUND

          The Trust and the Fund shall continue in existence after the termination of the Plan for such period of time as may be required to complete the liquidation thereof in accordance with the terms of this
          Article 13.

                                   ARTICLE 14
                                   ----------
                     ADOPTION OF THE PLAN BY OTHER EMPLOYERS
                     ---------------------------------------

14.1      ADOPTION WITH APPROVAL

          Any Affiliated Company or corporation (hereinafter referred to as "Participating Employer") may adopt and become a party to this Plan with the consent of the Company and subject to such terms and conditions as the Company may require or approve.

14.2      PROCEDURE FOR ADOPTION

          A Participating Employer may adopt the Plan and become an Employer hereunder by executing an instrument in writing evidencing such adoption on the order of its Board of Directors and filing a copy thereof with the Company. Upon approval of the Participating Employer's adoption of the Plan by the Company and the delivery of the instruments evidencing the Participating Employer's adoption of the Plan and the Company's approval thereof to the Trustee, the Participating Employer's adoption of the Plan shall be effective as of the date specified in said instruments.

14.3      EFFECT OF ADOPTION

          (a) If there is more than one Employer hereunder, the costs and expenses in connection with the Plan and Fund each year shall be shared by all Employers.

          (b) Each Participating Employer shall also pay for that portion of the Contribution of the Employers attributable to Pre-Tax Contributions made under the Plan by its Covered Employees but the Contributions of Employers included in an affiliated group under the Code with the Company may be paid by the Company on behalf of itself and the other Participating Employers or may be allocated among such Participating Employers by the Company as will permit the deduction for purposes of Federal taxes.

          (c) Each Participating Employer, as a condition of continued participation in this Plan, delegates to the Company the sole power and authority to administer and operate the Plan, including the power and authority to:

                   (i)       Appoint and remove the Trustee;

                   (ii) Consent to the adoption of this Plan by other Participating Employers;

                   (iii)     Amend or terminate the Plan or Trust; and

                   (iv)      Determine the amount of Employer contributions.

14.4      TERMINATION OF ADOPTION

          (a) Each Participating Employer may elect separately to withdraw from the Plan, but amendments may be made only by the Company. Any such withdrawal shall be expressed in an instrument in writing executed by the withdrawing Participating Employer on order of its Board of Directors and filed with the Company and the Trustee.

          (b) Upon withdrawal from the Plan by a Participating Employer, and subject to the provisions of ERISA, the Code, and other applicable law, the portion of the Fund attributable to the proportionate interests of the Participants affected by said termination of participation may, in the discretion of the
                   Company:

                   (i) Be retained in the Fund and benefits paid in accordance with the terms of the Plan in effect at the time the Participating Employer terminated its participation in the Plan;

                   (ii) Be transferred (along with the liability for the payment of benefits) to another qualified retirement plan maintained by the Participating Employer terminating participation in the Plan; or

                   (iii) Be dealt with in any other manner consistent with the provisions of ERISA, the Code, or other applicable law.

                   In the event the portion of the Fund attributable to the proportionate interests of the Participants and Former Participants affected by the termination of participation of a Participating Employer is retained in the Fund, the Administrator may direct the Trustee to segregate such portion of the Fund.

                                   ARTICLE 15
                                   ----------
                         LIMITATIONS OF ANNUAL ADDITIONS
                         -------------------------------

15.1      GENERAL LIMITATIONS

          Notwithstanding anything provided herein to the contrary, the maximum annual addition, as defined in Section 15.4, credited to the Accounts of a Participant for any Plan Year shall not exceed the lesser of:

          (a) Twenty-five percent (25%) of the Participant's compensation as defined in Code Section 415(c)(3) for that Plan Year; or

          (b) Thirty thousand dollars ($30,000) (or, if greater, one fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)), provided that as of January 1 of each Plan Year, the dollar limitation as adjusted by the Commissioner of Internal Revenue for such Plan Year shall be substituted for the dollar amount specified in this Section 15.1(b).

15.2      EXCESS AMOUNT

          (a) Prior to the determination of a Participant's actual compensation for a Plan Year, the maximum annual addition for a Participant may be determined on the basis of a reasonable estimation of his/her compensation for a Plan Year with Contributions then appropriately limited.

          (b) If such additions exceed the maximum due to a reasonable error in estimating a Participant's annual Compensation or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justifiable, such excess Post-Tax Contributions and Income shall be returned to Employees pursuant to Section 5.2 (except that the Employer Match attributable to any such Post-Tax Contributions shall be deposited in a suspense account as described below). Should an excess remain (Pre-Tax Contributions, Employer Matched Contributions, Employer SDRP Contributions), a suspense account shall be established to hold such excess and such excess shall be allocated in the succeeding Plan Year (and subsequent Plan Years as necessary) as the Employer Matched Contribution and/or Employer SDRP Contribution for all Plan Participants.

15.3      AGGREGATION OF PLANS OF THE EMPLOYER

          (a) If the Employer is or becomes a member of a group of employers which constitute a controlled group of corporations (within the meaning of Code Section 414(b) as modified by Code Section 415(h)) or which constitute trades or businesses under common control (within the meaning of Code Section 414(c) as modified by Code Section 415(h)) or which constitute an affiliated service group (within the meaning of Code Section 414(m)), such group of employers shall be treated as one employer for purposes of this
                   Article 15.

          (b) For purposes of applying the limitation of this Article 15, all defined benefit plans (whether or not terminated) of the Employer shall be treated as one defined benefit plan and all defined contribution plans (whether or not terminated) shall be treated as one defined contribution plan. However, multi-employer plans shall not be aggregated with multi-employer plans. If an Employer maintains both a plan which is not a multi-employer plan and a plan which is a multi-employer plan, the plan which is not a multi-employer plan shall be aggregated with the multi-employer plan only to the extent that the benefits provided under the multi-employer plan are provided by such Employer with respect to the Participant.

          (c) If an excess amount results from the aggregation of annual additions under this Plan and under any other defined contribution plan sponsored by the Employer:

                   (i) The excess amount shall be attributable to the plan under which annual additions were last allocated; or

                   (ii) If annual additions were allocated on a date under this Plan which coincides with an allocation date of the other defined contribution plan, the excess amount attributable to this Plan shall be a pro rata portion of the excess amount determined by the ratio of the annual additions that would have been allocated to the Participant under this Plan to the total annual additions that would have been allocated to the Participant under all such defined contribution plans (with the ratio being determined without regard to the limitations imposed by this
                             Article 15).

15.4      DEFINITIONS

          For purposes of this Article 15:

          (a)      (i)       ANNUAL ADDITION means the sum of the following
                             amounts allocated on behalf of a Participant for a Plan Year:

                             (A)      Employer Matched Contributions;

                             (B)      Forfeitures;

                             (C)      Pre-Tax Contributions;

                             (D)      Post-Tax Contributions;

                             (E)      Employer SDRP Contributions;

                             (F)      Partnership Share Contribution, if
                                      applicable;

                             (G)      Anniversary Share Contributions, if
                                      applicable; and

                             (H) Amounts allocated to separate medical accounts under Code Section 415(I) and 419A(d)(2).

                   (ii)      Annual additions shall not include:

                             (A)      The forfeitures and/or Employer
                                      contributions which are used to restore a Participant's (or Beneficiary's) benefit under Section 8.4 hereof,

                             (B)      Loan repayments, or

                             (C) Transfers of Funds from another qualified plan.

          (b)      COMPENSATION shall be as defined in Code Section 415(c)(3).

          (c) DEFINED BENEFIT PLAN means a qualified plan as defined in Code Section 414(j).

          (d) DEFINED CONTRIBUTION PLAN means a qualified plan as defined in Code Section 414(i).

          (e) EXCESS AMOUNT means the excess of the Participant's annual addition for the Plan Year over the maximum annual addition permitted under this Article 15 for the Plan Year.

          (f) MULTI-EMPLOYER PLAN means a multi-employer plan as defined in Code Section 414(f).

15.5      TOP-HEAVY PLAN REQUIREMENTS

          (a) GENERAL RULE. For any Plan Year for which this Plan is a top-heavy plan as defined in Section 15.5(g) below, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the following provisions:

                   (i)       The vesting provisions of Section 15.5(b) below:

                   (ii) The minimum Contribution provisions of Section 15.5(c) below;

                   (iii) The limitation on Compensation set by Section 15.5(c) below; and

                   (iv) The limitation on Contributions set by Section 15.5(e) below.

          (b) VESTING PROVISIONS. Each Participant who has completed at least three Years of Service and has completed an Hour of Service during any Plan Year in which the Plan is a top-heavy plan shall have a nonforfeitable right to the benefit accrued under this Plan.

                   Each Participant's nonforfeitable accrued benefit shall not be less than his/her nonforfeitable accrued benefit determined as of the last day of the last Plan Year in which the Plan was a top-heavy plan. If the Plan ceases to be top heavy, each Participant with three or more years of service, whether or not consecutive, shall have his/her nonforfeitable accrued benefit determined in accordance with this Article 15 and separately in accordance with the terms of Article 8, and such will be considered an amendment to the vesting schedule to be governed by Section 13.1(e).

          (c)      MINIMUM CONTRIBUTION PROVISIONS

                   (i) Each Covered Employee who is a Non-key employee (as defined in Section 15.5(i) below) and who has not separated from service as of the last day of the Plan Year shall be entitled to have a contribution made on his/her behalf by the Employer of not less than the lesser of:

                             (A)      Three percent (3%) (the "Minimum
                                      Contribution Percentage") of the Covered
                                      Employee's Compensation for such Plan
                                      Year, or

                             (B) The largest percentage of Compensation allocated to the Account of any Key Employee for such Plan Year. Such allocations shall include all Pre-Tax Contributions made pursuant to Section 4.1 of the Plan during such Plan Year.

                             The contribution required by this Section
                             15.5(c)(i) shall be made regardless of the Non-key employee's level of compensation or whether he/she has earned credit for a 1,000 Hours of Service in the Plan Year.

                   (ii) Where Section 15.5(c)(i) is found to apply after calculation of the amounts to be allocated has been made, Section 15.5(c)(i) shall be implemented by first reducing the Forfeitures to be allocated among the Accounts of Key Employees to the extent necessary; then by the Employer contributing an additional amount of current or accumulated profits to the extent necessary; and finally by reducing the contribution allocated to the Accounts of Key Employees and reallocating it to Non-key Employees to the extent necessary.

                   (iii) For purposes of this Section 15.5, Compensation shall be as defined in Section 2.13 of the Plan; however, excluding any Pre-Tax Contributions made pursuant to Section 4.1.

          (d) LIMITATION ON COMPENSATION. Compensation taken into account under this Section 15.5 and Eligible Compensation under
                   Article 4 for purposes of computing contributions under this Plan shall not exceed the first two hundred thousand dollars ($200,000) for any Plan Year in which the Plan is deemed to be top heavy. Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his/her delegate pursuant to regulations for the calendar year in which such Plan Year commences.

          (e) LIMITATION ON CONTRIBUTIONS. In the event that the Employer also maintains a defined benefit plan providing benefits on behalf of Participants in this Plan, one of the two following provisions shall apply:

                   (i) If, for the Plan Year, this Plan would not be a top-heavy plan as defined in Section 15.5(g) below if "ninety percent (90%)" were substituted for "sixty percent (60%)," then Section 15.5(c) shall apply for such Plan Year as if amended so that "four percent (4%)" were substituted for "three percent (3%)."

                   (ii) If, for the Plan Year, this Plan would continue to be a top-heavy plan as defined in Section 15.5(g) below if "ninety percent (90%)" were substituted for "sixty percent (60%)," then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Section 15.4 hereof for the limitation year ending in such Plan Year by substituting "1.0" for "1.25" in each place such figure appears, except with respect to any individual for whom there are no Employer contributions or accruals for such individual under the defined benefit plan.

          (f) COORDINATION WITH OTHER PLANS. In the event that the Employer maintains a top-heavy defined benefit plan under which contributions are provided on behalf of participants under this plan, the amount of contributions and forfeitures allocated hereunder to the account of each Non-key Employee also covered under the defined benefit plan shall be at least 5% of average annual compensation for years in the testing period.

                   If the plan is subject to Section 15.5(e)(ii) but the employer does not substitute "1.0" for "1.25" as required by
                   Section 15.5(e)(ii), the amount of contributions and forfeitures allocated hereunder to such participant shall be 7-1/2% of average annual compensation during the testing period.

          (g) TOP-HEAVY PLAN DEFINITION. This Plan shall be a top-heavy plan for any Plan Year if, as of the determination date (as defined in Section 15.5(g)(i) below), the present value aggregate of the Accounts under the Plan for Participants (including Former Participants) who are Key Employees (as defined in Section 15.5(h) below) exceeds sixty percent (60%) of the present value of the aggregate of the Accounts of all Employees or if this Plan is required to be in an aggregation group (as defined in Section 15.5(g)(iii) below) which for such Plan Year is a top- heavy group (as defined in Section 15.5(g)(iv) below).

                   (i) DETERMINATION DATE means for any Plan Year the last day of the immediately preceding Plan Year (except that for the first Plan Year of this Plan the determination date means the last day of such Plan
                             Year).

                   (ii) The present value of the aggregate of the Accounts shall be the sum of the Account balances determined as of the most recent Valuation Date that is within the 12- month period ending on the determination date, and the adjustment for contributions due as of the determination date, and as described in the Regulations under the Code, as amended.

                   (iii) AGGREGATION GROUP means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

                             (A) The group of plans that are required to be aggregated (the required aggregation group) includes:

                                      (1)     Each plan of the Employer for a
                                              Plan Year containing the
                                              Determination Date or any of the
                                              four preceding years in which a
                                              Key Employee is a participant,
                                              including collectively bargained
                                              plans and terminated plans
                                              maintained at any time within the
                                              last five years ending on the
                                              applicable termination date; and

                                      (2)     Each other plan of the Employer,
                                              including collectively bargained
                                              plans of the Employer, which
                                              enables a plan in which a Key
                                              Employee is a participant to meet
                                              the requirements of either Code
                                              Section 401(a)(4) or Code Section
                                              410 prohibiting discrimination as
                                              to contributions or benefits in
                                              favor of Employees who are
                                              officers, shareholders, or the
                                              highly compensated, or prescribing
                                              the minimum participation
                                              standards.

                             (B) The group of plans that are permitted to be aggregated (the permissive aggregation group) includes the required aggregation group plus any plan that is not part of the required aggregation group that the Administrator certifies as constituting a plan within the permissive aggregation group. Such plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to meet the requirements of both Code Sections 401(a)(4) and 410.

                   (iv) TOP-HEAVY GROUP means the aggregation group, if as of the applicable determination date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the aggregation group exceeds sixty percent (60%) of the sum of the present value of the cumulative accrued benefits for all Employees, excluding former Key Employees under all such defined benefit plans plus the aggregate accounts for all Employees, excluding former Key Employees under such defined contribution plans. If the aggregation group that is a top-heavy group is a required aggregation group, each plan in the group will be top-heavy. If the aggregation group that is a top-heavy group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as top heavy. If the aggregation group is not a top-heavy group, no plan within such group will be top heavy.

                   (v) In determining whether this Plan constitutes a top-heavy plan, the Committee (or its agent) shall make the following adjustments in connection therewith:

                             (A) When more than one plan is aggregated, the Administrator shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year.

                             (B) In determining the present value of the cumulative accrued benefit or the amount of the account of any Employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such Employee under the applicable plan during the five-year period ending on the determination date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. Such amounts shall include distributions to such Employees which represented the entire amount credited to their accounts under the applicable plan.

                             (C) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer) as follows:

                                      (1)     If the rollover contribution (or
                                              similar transfer) is initiated by
                                              the Employee and made to or from a
                                              plan maintained by another
                                              Employer, the plan providing the
                                              distribution shall include such
                                              distribution in the present value
                                              or such account.

                                      (2)     If the rollover contribution (or
                                              similar transfer) is not initiated
                                              by the Employee or made from a
                                              plan maintained by another
                                              Employer, the plan accepting the
                                              distribution shall include such
                                              distribution in the present value
                                              or such account. The plan making
                                              the distribution shall not include
                                              the distribution in the present
                                              value or such account.

                             (D) Further, in making such determination, in any case where an individual is a Non-key Employee, as defined in Section 15.5(i) below, with respect to an applicable plan, but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such Employee shall be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he/she met the definition of Key Employee within any of the four preceding Plan Years, this provision shall apply following the end of such period of time.

                             (E) If any individual has not performed any services for any Employer maintaining the Plan at any time during the five-year period ending on the determination date, any accrued benefit and Account of such individual shall not be taken into account.

          (h) KEY EMPLOYEE means any Employee, former Employee or Beneficiary of an Employee or former Employee under this Plan who, at any time during the Plan Year of the determination date or during any of the four preceding Plan Years, is or was one of the following:

                   (i) An officer of the Employer having an annual Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) for any such Plan Year. Whether an individual is an officer shall be determined by the Committee on the basis of all the facts and circumstances, such as an individual's authority, duties and terms of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, there shall be treated as officers no more than the lesser of:

                             (A)      Fifty (50) Employees; or

                             (B) Ten percent (10%) of the Employees or, if greater than ten percent (10%), three Employees.

                             For this purpose, the highest paid officers shall be selected and business organizations other than corporations shall be deemed to have no officers.

                   (ii) One of the ten Employees having annual Compensation from the Employer of more than the limitation in affect under Code Section 415(c)(1)(A) and owning (or considered as owning, in accordance with applicable principles, such as Code Section 318 or a successor provision) the largest interests in the Employer. If two Employees have the same interest in the Employer, the Employee having the greater annual Compensation from the Employer shall be treated as having a larger interest. An Employee who has some ownership interest is considered to be one of the top ten owners unless at least ten other Employees own a greater interest than that Employee.

                             However, an Employee will not be considered a top ten owner for a Plan Year if the Employee earns less than the maximum dollar limitation on contributions and other annual additions to a Participant's Account in a defined contribution Plan under the Code, as amended, as in effect for the calendar year in which the determination date falls.

                   (iii) Any person who owns (or is considered as owning, in accordance with applicable principles, such as Code
                             Section 318 or a successor provision) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the combined total voting power of all stock of the Employer.

                   (iv) Any person who owns (or is considered as owning, in accordance with applicable principles, such as Code Section 318 or a successor provision) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the combined total voting power of all stock of the Employer and receives annual Compensation from the Employer of more than one hundred and fifty thousand dollars ($150,000). For purposes of this subsection, Compensation means all items includable as compensation for purposes of applying the limitations on contributions and other annual additions to a Participant's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the Code.

          (i) NON-KEY EMPLOYEE means any Employee (and any Beneficiary of an Employee) who is not a Key Employee as defined in this
                   Section 15.5.

          (j) COLLECTIVE BARGAINING RULES. The provisions of Sections 15.5(b), 15.5(c) and 15.5(d) do not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement unless retirement benefits were the subject of good faith bargaining.

                                   ARTICLE 16
                                   ----------
                           INVESTMENT OF CONTRIBUTIONS
                           ---------------------------

16.1      INVESTMENT FUNDS

          The Trustee shall establish and maintain the Company Stock Fund and such other Investment Funds as are specified from time to time by the Company. In this regard, the Company may choose to offer as

          Investment Funds any investment vehicles, including: (i) securities issued by investment companies advised by affiliates of the Trustee,
          (ii) guaranteed investment contracts chosen by the Trustee, (iii) collective investment trusts maintained by the Trustee for qualified plans and (iv) participant-managed brokerage accounts.. Each such Investment Fund shall be held and administered by the Trustee as a separate, common fund within the Trust Fund. The interest of each Participant or Former Participant under the Plan in any such Investment Fund shall be an undivided interest. Any dividends, interest, or other income received by the Trustee in respect of any Investment Fund shall be reinvested by the Trustee in that Investment Fund.

16.2      ADMINISTRATION OF COMPANY STOCK FUND

          Stock to be held in the Company Stock Fund shall be purchased at fair market value on the open market or from the Company through the sale of treasury Stock or the issuance of authorized but previously unissued shares at the option of the Company. Such Stock may also be obtained through the exercise of stock rights. The Trustee shall vote the shares of Stock allocated to the Accounts of each Participant or Former Participant in accordance with such Participant's or Former Participant's written instructions. If a Participant's or Former Participant's voting instructions are not received by the Trustee by the tenth day prior to any meeting of shareholders of the Company, the Trustee shall vote the shares of stock allocated to such Participant's or Former Participant's Accounts in the same proportion as those shares for which voting instructions are received by the Trustee.

          The Trustee shall vote the shares of Stock held in the Company Stock Fund which have not been allocated to Participants' or Former Participants' Accounts as of the record date of any meeting of shareholders of the Company in the same proportion as those allocated shares for which voting instructions are received by the Trustee.

16.2A     ADMINISTRATION OF BROKERAGE ACCOUNTS

          The Administrator shall determine the terms, conditions, procedures and limitations applicable to Brokerage Accounts including, without limitation, (i) limitations on the types of investments which may be purchased and held in such accounts, (ii) procedures for engaging in investment transactions in such accounts, (iii) procedures for effectuating transfers to and from such accounts and other Investment Funds, (iv) the minimum balance required to open such accounts and (v) any fees to be charged with respect to such accounts. All such terms, conditions, procedures and limitations shall apply uniformly to similarly situated Participants.

16.3      DEPOSIT OF CONTRIBUTIONS

          All Employer Matched Contributions, Partnership Shares, Anniversary Shares, and contributions to Former PAYSOP Account shall be invested by the Trustee in the Company Stock Fund at all times. However, effective January 1, 1999, any Participant who is 100% vested in his/her Employer Matched Contribution Account may elect to transfer any portion of such Account to or from any of the Investment Funds available under the Plan in accordance with Section 16.5. All Pre-Tax Contributions, Post-Tax Contributions, Employer SDRP Contributions and Qualified Plan Rollover Contributions and contributions to the Former Employer Supplemental Contribution Account made hereunder in respect of a Participant shall be invested by the Trustee in such Investment Funds as the Administrator shall direct based on the Participant's investment election made in accordance with Section 16.4 (or, in the case of a Participant who fails to make such an investment election, in such Investment Fund as the Administrator shall specify from time to time) and shall be credited to the Participant's Accounts in accordance with Article 6.

16.4      INVESTMENT ELECTIONS OF PARTICIPANTS

          Each Participant shall make an investment election in the manner prescribed by the Administrator, directing the manner in which his Pre-Tax Contributions, Post-Tax Contributions, Employer SDRP Contributions, Qualified Plan Rollover Contributions and contributions to the Former Employer Supplemental Contribution Account shall be invested by the Trustee. Such investment election shall specify that such Pre-Tax Contributions, Post Tax Contributions, Employer SDRP Contributions,

          Qualified Plan Rollover Contributions and contributions to the Former Employer Supplemental Contribution Account shall be deposited in one or more of the Investment Funds in percentages that are each an integral multiple of 1% and that in the aggregate equal 100%. Each Participant's investment election shall remain in effect until he changes it in accordance with such procedures and limitations as are prescribed by the Administrator. Each investment election change made by a Participant pursuant to this Section 16.4 shall apply only to Pre-Tax Contributions, Post-Tax Contributions, Employer SDRP Contributions, Qualified Plan Rollover Contributions and contributions to the Former Employer Supplemental Contribution Account received by the Trustee after the change is made. Pre-Tax Contributions, Post-Tax Contributions, Employer SDRP Contributions, Qualified Plan Rollover Contributions and contributions to the Former Employer Supplemental Contribution Account deposited in an Investment Fund pursuant to this
          Section 16.4 may be transferred to another Investment Fund only in accordance with Section 16.5.

16.5      ELECTION TO TRANSFER INTEREST BETWEEN INVESTMENT FUNDS

          Subject to Section 16.3, a Participant who has an interest in any Investment Fund may elect to transfer all or a portion of such interest to any of the other Investment Funds in accordance with such procedures and limitations as are prescribed by the Administrator.

16.6      OTHER PROVISIONS CONCERNING INVESTMENT ELECTIONS AND TRANSFERS

          The procedures and limitations prescribed by the Administrator pursuant to Sections 16.4 and 16.5 may include, without limitation, provisions which (i) limit transfers to specified dollar amounts or percentages (ii) limit to not less than four the number of transfers that each Participant may make each Plan Year (iii) limit to not less than four the number of investment election changes that each Participant may make each Plan Year (iv) limit the dates as of which transfers and investment election changes may become effective and (v) impose waiting periods or other restrictions in connection with multiple transfers in and out of the same Investment Fund. All such procedures and limitations shall apply uniformly to similarly situated Participants. Each investment election and investment election change made in accordance with this Article 16 and with the procedures and limitations established by the Administrator shall be given effect as soon as practicable following the date the investment election or investment election change is received by the Administrator. Each transfer request made in accordance with this Article 16 and with the procedures and limitations established by the Administrator shall be given effect within one week following the Administrator's receipt of the request.

16.7      FORMER PAYSOP ACCOUNTS

          Notwithstanding the first sentence of Section 16.3, a Participant who has held a Former PAYSOP Account for at least ten (10) years and who has attained age 55, may elect to transfer all or any portion of the balance of his Former PAYSOP Account from the Company Stock Fund to any of the other Investment Funds at any time.

                                   ARTICLE 17
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

17.1      HEADINGS

          The headings of the Plan have been inserted for convenience of reference only and are not to be deemed controlling in any constructions of the provisions herein (other than with respect to defined terms).

17.2      PLAN NOT CONTRACT OF EMPLOYMENT

          The existence of the Plan shall not create or change any contract of Employment between the Employer and its Employees, whether Participants or Former Participants hereunder or not. The right of the Employer to take corrective, disciplinary or other action with respect to its Employees, including terminating their respective Employment at any time for any reason, shall not be affected by any provision of this Plan, and the Employer will not be deemed responsible to provide continuing Employment for any reason, at any time solely by reason of this Plan.

17.3      VESTED RIGHTS

          No person shall have any vested rights under the Plan except to the extent that such rights may accrue to him/her as provided under the Plan. Furthermore, any person with vested rights under the Plan shall look solely to the Plan and the assets thereunder for satisfaction of such vested rights.

17.4      SEVERABILITY

          If any provision of the Plan shall be invalid, such provision shall be fully severable, and the remainder of the Plan and the application thereof shall not be affected thereby.

17.5      GENERAL UNDERTAKING

          All parties to this Plan and any persons claiming any interest whatsoever hereunder shall perform all and any acts that may be necessary for carrying out its terms. This Plan and the acts and decisions of the parties hereto, shall be binding upon the heirs, executors, administrators, successors, and assignees of any party hereto or any persons claiming any benefit hereunder.

17.6      ACTION BY COMPANY

          Whenever, under the terms of the Plan or Trust Agreement, the Company is required or permitted to take action, such action may be taken, unless otherwise provided by the Plan or Trust Agreement or by action of the Board, by any officer of the Company.

17.7      NO RESPONSIBILITY FOR ACTS OF AN INSURER

          Neither the Employer, the Company, the Administrator nor the Trustee shall be responsible for any action or inaction of an insurer, nor shall they be required to institute legal action in connection with the same.

17.8      SPENDTHRIFT

          Benefits and interests under this Plan shall not be anticipated, assigned (in law or in equity), alienated, subjected to attachment, garnishment, levy, execution, or other legal or equitable process, or be otherwise subject to the claim of creditors, except under the terms of a Qualified Domestic Relations Order.

17.9      NUMBER AND GENDER

          Any use of the singular shall be interpreted to include the plural and the plural the singular. Any use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine and neuter, as the context shall require.

17.10     GOVERNING LAW

          To the extent not preempted by Federal law, the provisions of the Plan shall be construed, regulated and administered under the laws of the State of Ohio.

17.11     MERGER, CONSOLIDATION, AND TRANSFER OF ASSETS

          Before this Plan can be merged or consolidated with any other plan, or its assets or liabilities transferred to another plan, each Participant in the Plan must be entitled to receive a benefit immediately after the merger, transfer or consolidation (as if the Plan had then terminated) which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation or transfer (as if the Plan had then terminated).

17.12     RECEIPT OF ASSETS FROM QUALIFIED PLANS

          An Employee (whether or not otherwise a Participant) may make a rollover contribution to the Plan at any time consisting of a "Qualified Plan Rollover Contribution" or an "Individual Retirement Account Rollover Contribution" (each defined below).

          Any rollover contribution shall be held in the Participant's Pre-Tax Contribution Account, shall be invested in accordance with the direction of the Participant pursuant to Article 16 and shall be distributed as provided in Articles 7 and 9.

          "Qualified Plan Rollover Contribution" means an "eligible rollover distribution" within the meaning of Section 402(c)(4) of the Code. The Employee may transfer any portion of the cash he receives in such distribution ( or the cash proceeds of the sale of other property received in such distribution) to the trust under this Plan provided that the Administrator receives such amounts from the Employee on or before the 45th day after the day on which he received the property distributed. The maximum amount which may be transferred shall not exceed the fair market value of all the property received in the distribution reduced by (a) the sum of (i) the amount of the Employee's own contributions under such Plan and (ii) any other amounts considered as contributed by him (determined by applying
          Section 72(f) of the Code) less (b) any amounts previously distributed to him from such other plan and not includable in his gross income. The amount so transferred must consist of cash distributed from such other plan or any portion of the cash proceeds from the sale of distributed property other than case, to the extent permitted by
          Section 402(c) of the Code.

          "Individual Retirement Account Rollover Contribution" means the entire amount received by an Employee from an individual retirement account representing the entire amount in the account (the "qualifying amount") if no part of the amount in the account is attributable to any source other than a rollover contribution from (i) an employee's trust described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, or (ii) a qualified annuity plan meeting the requirements of Section 403(a) and any earnings on such sums. An Individual Retirement Account Rollover Contribution will be accepted only if the entire qualifying amount was received by the Employee in cash and only such cash amount is included in the Individual Retirement Account Rollover Contribution.

17.13     INTERPRETATION OF PLAN

          It is the intent of the Company that this Plan shall qualify under Code Section 401(a) and Code Section 501 and meet all applicable requirements of ERISA. Accordingly, the Plan and Trust Agreement shall be construed and interpreted in such manner as to give effect to this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

17.14     SATISFACTION OF CLAIMS

          Any payment to any Participant, Former Participant or Beneficiary in accordance with the terms of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder, whether they be against the Employer, the Company, the Administrator, or the Trustee, any of whom may require the Participant, Former Participant or Beneficiary (or legal representative), as a condition precedent to such payment to execute a release and receipt therefor.

17.15     SERVICE OF PROCESS

          The Administrator shall be the designated agent of the Plan for the service of process in connection with all matters affecting the Plan.

17.16     WARRANTIES

          Neither the Company, any Employer, the Administrator, nor the Trustee warrant against any loss or diminution in the value of Accounts.

17.17     LEASED EMPLOYEES

          Notwithstanding anything herein to the contrary, any person who, with respect to any Employer or Affiliated Company, is a leased employee shall be treated as an Employee for all Plan purposes, except eligibility to participate, entitlement to Contributions and Employer Matched Contributions and Crediting of Service. For purposes of the preceding sentence, "leased employee" means any person who provides services to a recipient, but who is not an employee of the recipient, if (i) such services are provided pursuant to an agreement between the recipient and any other person ("leasing organization") (ii) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one (1) year and (iii) such services are of a type historically performed, in the business field of the recipient, by employees, excluding, however, any such person who (i) is covered by a plan which is maintained by the leasing organization and which 1) is a money purchase pension plan with a non-integrated employer contribution rate for each participant of at least 10% of compensation
          2) is a plan that provides full and immediate vesting and 3), is a plan that permits each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization) to immediately participate in such plan and (ii) performs services for a recipient as to which leased employees (determined without regard to the preceding provisions) do not constitute more than 20% of the recipient's non-highly compensated work force. However, if any such leased employee becomes an Employee, he shall be credited with Service for all periods that he was, with respect to any Employer or Affiliated Company, a leased employee, in accordance with and subject to the provisions and limitations of
          Article 11 of the Plan, as if he had been an Employee during such periods.

17.18     DIRECT ROLLOVER DISTRIBUTIONS

          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (c) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                   Section 408(b) of the Code, an annuity plan described in
                   Section 403(a) of the Code, or a qualified trust described in
                   Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (d) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (e) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

17.19     PLAN ADDENDA

          The Addendum attached hereto entitled "Addendum to The Progressive Retirement Security Program (formerly known as The Progressive Corporation Long-Term Savings Plan) ("Plan") Re: Former Participants Under The Progressive Corporation Supplemental Retirement Plan" is hereby incorporated herein by reference and made a part hereof. The Addendum attached hereto entitled "Addendum to The Progressive Retirement Security Program ("Plan") Re: Former Participants Under The Midland Companies' Employee Savings Plan" is hereby incorporated herein by reference and made a part hereof.

17.20     ADJUSTMENT

          In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock available for issuance under the Plan, and the number of shares of Stock held in the Plan, as may be approved by the Company, in its sole discretion.

17.21     USERRA MODEL AMENDMENT

          Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code. Loan repayments will be suspended under this plan as permitted under section 414(u) of the Internal Revenue Code.

17.22     ELECTRONIC COMMUNICATIONS

          Notwithstanding any provision in this Plan to the contrary, Compensation Deferral Agreements and cancellations or amendments thereto, investment elections, changes or transfers, loans, withdrawal elections, and any other decision or election by a Participant (or Beneficiary) under this Plan may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Administrator or its delegates.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers as of this 1st day of December, 1998.

                                              THE PROGRESSIVE CORPORATION



                                              By:    /s/ DAVID M. SCHNEIDER
                                                     ---------------------------
                                                     David M. Schneider
                                              Title: Secretary
                                                     ---------------------------

                               FIRST AMENDMENT TO
                   THE PROGRESSIVE RETIREMENT SECURITY PROGRAM

                        (1999 AMENDMENT AND RESTATEMENT)

          WHEREAS, The Progressive Retirement Security Program is currently maintained pursuant to a 1999 Amendment and Restatement ("Plan") and

          WHEREAS, it is deemed desirable to amend the Plan further;

          NOW, THEREFORE, the Plan is hereby amended in the respects hereinafter set forth:

1.        Effective August 1, 1999, the following is hereby added to Section
          2.16 of the Plan:

                   "Notwithstanding anything in the Plan to the contrary, Covered Employees shall not include any person classified by an Employer or any Affiliated Company as an independent contractor or as an employee of an entity other than an Employer or Affiliated Company."

          IN WITNESS WHEREOF, The Progressive Corporation has hereunto caused this Amendment to be executed by its duly authorized representative, effective as of the date set forth above.

                                          THE PROGRESSIVE CORPORATION

                                          By:     /s/ DAVID M. SCHNEIDER
                                                  ------------------------------
                                          Title:  Secretary
                                                  ------------------------------